Exhibit 99.2

Two Overlook Point

Three Overlook Point

Lincolnshire, Illinois

REAL ESTATE PURCHASE AGREEMENT

BETWEEN

FORE HOLDINGS L.L.C., AN ILLINOIS LIMITED LIABILITY COMPANY, LAKE

D.G.R. ASSOCIATES I, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY,

CLINTON INDUSTRIES, L.L.C., AN ILLINOIS LIMITED LIABILITY COMPANY,

AND

L.L.L. PARTNERSHIP, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY,

COLLECTIVELY AS SELLERS

AND

TOWER PARKWAY ASSOCIATES, L.L.C., AN ILLINOIS LIMITED LIABILITY

COMPANY, SOLELY FOR THE LIMITED PURPOSES SET FORTH HEREIN

AND

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,

A WISCONSIN CORPORATION, BUYER

REAL ESTATE PURCHASE AGREEMENT

Table of Contents

Article 1	Recital		4

Article 2	Basic Terms		5

Article 3	Representations and Warranties		10

	3.1	Representations and Warranties of Fore and Tower	10
	3.2	Representations and Warranties of Buyer	13

Article 4	The Transaction		14

	4.1	Escrow	14
	4.2	Purchase Price	14
		4.2.1 Earnest Money	14
		4.2.2 Retention and Disbursement of Earnest Money	15
		4.2.3 Cash at Closing	15
	4.3	Conveyance of Deeds	15
	4.4	Multi-Property Contingency	16

Article 5	Title and Survey		16

	5.1	Title Insurance Commitment	16
	5.2	Subsequent Matters Affecting Title	18
	5.3	Survey	18

Article 6	Condition of the Property		19

	6.1	Inspection of Property	19
	6.2	Entry onto Property	20
	6.3	Environmental Matters	21
		6.3.1 Buyer’s Environmental Investigation	21
		6.3.2 Sellers’ Existing Environmental Reports	21
		6.3.3 Sellers’ Environmental Reports	21
		6.3.4 Fore’s and Tower’s Environmental Indemnity	21
	6.4	Buyer’s Right to Terminate	22
	6.5	Buyer’s Environmental Right to Terminate	23
	6.6	Management of the Property	23
	6.7	Estoppel Certificates	24

Article 7	Closing		24

	7.1	Buyer’s Conditions Precedent to Closing	24
	7.2	Sellers’ Conditions Precedent to Closing	25
	7.3	Deposits in Escrow	25
		7.3.1 Sellers’ Deposits	25
		7.3.2 Buyer’s Deposits	26
		7.3.3 Joint Deposits	27
		7.3.4 Other Documents	27
	7.4	Costs	27
	7.5	Prorations	28
	7.6	Insurance	29
	7.7	Close of Escrow	29
	7.8	Deliveries to Buyer	30
	7.9	Recorded Instruments	30
	7.10	Tenant Notice	30
	7.11	Possession	30

Article 8	Casualty		30

Article 9	Condemnation		31

Article 10	Notices		32

Article 11	Brokers		32

Article 12	Remedies		32

	12.1	Default	32
	12.2	Default By Buyer	33
	12.2	Default By Sellers	33

Article 13	Non-Default Termination		34

Article 14	Like-Kind Exchange		34

	14.1	Assignment of Rights to Agreement to Qualified Intermediary by Buyer	34
	14.2	Reassignment to Buyer	34
	14.3	Restructuring of Acquisition by Buyer	35
	14.4	Assignment of Rights to Agreement to Qualified Intermediary by Sellers	35
	14.5	Reassignment to Sellers	35

Article 15	Indemnities		36

	15.1	Fore’s and Tower’s Indemnity	36
	15.2	Buyer’s Indemnity	36

Article 16	Miscellaneous		37

	16.1	Survival of Representations, Covenants, and Obligations	37
	16.2	Attorneys’ Fees	37
	16.3	Publicity	37
	16.4	Captions	37
	16.5	Waiver	37
	16.6	Time	38
	16.7	Controlling Law	38
	16.8	Severability	38
	16.9	Intentionally Omitted	38
	16.10	Construction	38
	16.11	Execution	38
	16.12	Amendments	38
	16.13	Automatic Termination	38
	16.14	Successor and Assigns	38
	16.15	Waiver of Trial by Jury	38
	16.16	Entire Agreement	39

Receipt by Escrowholder

Exhibits

Exhibit A -	Special Warranty Deed
Exhibit B -	Assignment and Assumption of Leases
Exhibit C -	Existing Environmental Reports
Exhibit D -	“FIRPTA” Affidavit
Exhibit E -	Bill of Sale and Assignment
Exhibit F -	Fore’s and Tower’s Certificate of Reaffirmation of Representations
Exhibit G -	Buyer’s Certificate of Reaffirmation of Representations
Exhibit H -	Assignment and Assumption of Contracts and Other Obligations
Exhibit I -	Acceptance Notice
Exhibit J -	Survey Requirements
Exhibit K -	Estoppel Certificate
Exhibit L -	Exceptions to Fore’s and Tower’s Representations and Warranties
Exhibit M -	List of Contracts

Two Overlook and Three Overlook

Lincolnshire, Illinois

NM IRE No. 334218

REAL ESTATE PURCHASE AGREEMENT

ARTICLE 1

RECITAL

THIS REAL ESTATE PURCHASE AGREEMENT (“Agreement”) is made and entered into as of July         , 2005 (the “Effective Date”) by and between FORE HOLDINGS L.L.C., an Illinois limited liability company (“Fore”), LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company (“DGR”), CLINTON INDUSTRIES, L.L.C., an Illinois limited liability company (“Clinton”), and L.L.L. PARTNERSHIP, LLC, an Illinois limited liability company (“LLL”, together with Fore, DGR and Clinton collectively referred to herein as “Sellers” and each individually referred to herein as a “Seller”), TOWER PARKWAY ASSOCIATES, L.L.C., an Illinois limited liability company (“Tower”), solely for the limited purposes set forth herein, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (hereinafter referred to as “Buyer”).

Fore is the record owner of an undivided fifty-one percent (51%) tenancy in common interest, Clinton is the record owner of an undivided twenty-nine and 40/100 percent (29.4%) tenancy in common interest, LLL is the record owner of an undivided nine and 80/100 percent (9.8%) tenancy in common interest and DGR is the record owner of an undivided nine and 80/100 percent (9.8%) tenancy in common interest in each of the real properties commonly known as Two Overlook Point (“Two Overlook Point”) and Three Overlook Point (“Three Overlook Point”), both properties are located in the Village of Lincolnshire, County of Lake, State of Illinois (together, Two Overlook Point and Three Overlook Point are sometimes referred to as the “Property,” as hereinafter more specifically defined), and Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer all of Sellers’ interests in the Property, free and clear of liens and encumbrances thereon (other than the Permitted Exceptions referenced below) and, further, subject to the terms and conditions contained herein.

ARTICLE 2

BASIC TERMS

As used herein, the following Basic Terms are hereby defined as follows:

Acceptance Date	on or before July 28, 2005

Buyer’s Address for Notice

If to Northwestern Mutual:	The Northwestern Mutual Life Insurance Company
Attn: Richard Schnell
720 E. Wisconsin Avenue
Milwaukee, WI 53202
Phone: 414-665-7036
Fax: 414-625-7036
E-Mail: rickschnell@northwesternmutual.com

with copy to:	Northwestern Investment Management Company, LLC
Corporate 500 Centre
520 Lake Cook Road, #300
Deerfield, IL 60015
Attn: Regional Director
Phone: 847-940-7800
Fax: 847-940-9044
E-Mail: bencaputo@northwesternmutual.com
and
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue, Room 638
Milwaukee, WI 53202
Attn: Judith L. Perkins
Phone: 414-665-7354
Fax: 414-625-7354
E-mail: judyperkins@northwesternmutual.com

Closing Date	July 28, 2005 or such other date as mutually agreed to in writing by Buyer and Sellers.

Earnest Money	Five Hundred Thousand Dollars ($500,000.)

Escrowholder	Title Insurer

Loan on Two Overlook Point	Loan made by Buyer, as lender, to a land trust, the beneficiary of which is Overlook, as the original borrower, secured by a lien on Two Overlook Point.

Loan on Three Overlook Point:	Loan made by Buyer, as lender, to Overlook, as the original borrower, secured by a lien on Three Overlook Point.

Materiality Limit	One Million Dollars ($1,000,000.00)
(re: Casualty)

Overlook	Overlook Associates, an Illinois general partnership.

Property	The land described in each Schedule 1 to Exhibit A attached hereto and incorporated herein, together with all rights, privileges, and easements appurtenant to the land (hereinafter referred to as the “Land”), together with the following: (a) all buildings, improvements, and structures located on the Land (hereinafter referred to as the “Improvements”); (b) all personal property owned by Sellers which is used in the operation of the Land and Improvements and located thereon to the extent any exist, including all fixtures and appliances, furniture and furnishings, equipment and supplies, signage, lighting systems, plans and specifications, operating manuals, warranties and guaranties, software and computers (hereinafter referred to as the “Personal Property”); (c) the Tenant Leases and all Service Contracts affecting the Land and Improvements to which Sellers are a party and which Buyer chooses to have assigned to it and to assume pursuant to the provisions of the Section hereof entitled “Buyer’s Acceptance Notice”; (d) any and all plans and specifications, operating manuals, warranties, and guaranties; and (e) such other rights, interests, and properties as may be specified in this Agreement to be sold, transferred, assigned, or conveyed by Sellers to Buyer. (The Land,

Improvements, and Personal Property, together with the other rights and interests described above, are hereinafter collectively referred to herein as the “Property.”)

Purchase Price:	Buyer proposes to purchase the Property for a sum equal to:

(i) $61,516,390;

plus

(ii) an amount equal to the Two Current Mortgage Loans Pay-Off Amount.

Sellers’ Addresses for Notice	L.L.L. Partnership, LLC
c/o Van Vlissingen and Co.
One Overlook Pointe, Suite 100
Lincolnshire, IL 60069
Attn: Charles Lamphere
Phone: 847-634-2300
Fax: 847-634-9598
E-Mail: crl@vvco.com

with copy to:	Gould & Ratner
222 N. LaSalle Street
Eighth Floor
Chicago, IL 60601
Attn: John H. Mays
Phone:312-236-3003
Fax: 312-236-3241
Email: jmays@gouldratner.com

and	Lake D.G. R. Associates I, LLC
c/o Van Vlissingen and Co.
One Overlook Pointe, Suite 100
Lincolnshire, IL 60069
Attn: Charles Lamphere and Donald Asher
Phone: 847-634-2300
Fax: 847-634-9598
E-Mail: crl@vvco.com

with copy to:	Gould & Ratner
222 N. LaSalle Street
Eighth Floor
Chicago, IL 60601
Attn: John H. Mays
Phone: 312-236-3003
Fax: 312-236-3241
E-mail: jmays@gouldratner.com

and	Clinton Industries, L.L.C.

c/o Kenny Construction Company
250 Northgate Parkway
Wheeling, IL 60090
Attn: Philip Kenny
Phone: 847-777-7514
Fax: 847-541-3524
E-mail: admin@kennyconstruction.com

with copy to:	Gould & Ratner
222 N. LaSalle Street
Eighth Floor
Chicago, IL 60601
Attn: John H. Mays
Phone: 312-236-3003
Fax: 312-236-3241
E-mail: jmays@gouldratner.com

and	FORE Holdings LLC
100 Half Day Road
Lincolnshire, Illinois 60069
Attn: Mr. C. Lawrence Connolly, III
Phone: 847-771-6872
Fax: (847) 771-7906
Email: larry.connolly@hewitt.com

with a copy	Jones Day
77 West Wacker Drive
Chicago, IL 60601
Attn: James C. Hagy
Phone: 312-782-3939
Fax: 312-782-8585
Email: jchagy@jonesday.com

Service Contracts	Any and all contracts and service agreements affecting the Land and Improvements to which Sellers are a party which Sellers may assign and which Buyer chooses to assume.

Tenant Leases	(i) That certain lease dated August 3, 1995 between Land Trust, the beneficiary of which is Overlook, as landlord and Hewitt Associates LLC, as tenant, as assigned to Sellers (as landlord), as it relates to Two Overlook Point (the “Two Overlook Lease”); (ii) that certain amended and restated lease dated December 1, 1989, between Overlook, as landlord, and Hewitt Associates LLC, as tenant, as assigned to Sellers (as landlord), as it relates to Three Overlook Point, as amended; and (iii) any and all other leases relating to the Property.

Title Insurer	First American Title Insurance Company
Attn: Steven I. Zellinger
30 North LaSalle Street, Suite 310
Chicago, IL 60602
Phone: 312-917-7257
Fax: 312-553-0480
E-Mail: szellinger@firstam.com

Two Current Mortgage Loans:	Loan No. 331883 made by Buyer, in its capacity as lender, to a land trust, the beneficiary of which is Overlook, as the original borrower, secured by Two Overlook Point;

and

Loan No. 332634 made by Buyer, in its capacity as lender, to Overlook, as the original borrower, secured by Three Overlook Point.

Two Current Mortgage Loans Pay-Off Amount:	The amount necessary to pay off the Two Current Mortgage Loans secured by the Properties as of the Closing Date (the “Pay Off Amount”); provided, however, that the portion of the Pay-Off Amount representing the outstanding principal balance(s) plus any accrued and unpaid interest due under the Two Current Mortgage Loans equals or does not exceed $39,413,849.00 as of the Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Fore and Tower. Subject to the limitations set forth in Section 16.1, Fore and Tower severally hereby represent and warrant to Buyer that, except as set forth in Exhibit “L” attached hereto and incorporated herein, to Fore’s and Tower’s knowledge as of the Effective Date:

(a) Neither Sellers nor Overlook have received a written notice, not subsequently cured, from any governmental entity citing Sellers or Overlook for any material violation of any law, ordinance, order, or regulation which is applicable to the present use and occupancy of the Property;

(b) A true, accurate, and complete copy of each Tenant Lease has been delivered to the Buyer. Other than the Tenant Leases, there are no other lease amendments or agreements between Sellers or Overlook and tenants related to the Property. There exists no right or option for the tenant to purchase any interest in the Property now or at any time in the future, other than the option of Hewitt Associates LLC to purchase Two Overlook Point pursuant to Section S.4 of the Two Overlook Lease (the “Tenant Option to Purchase”). All representations contained in the Tenant Leases made by Sellers or their agents, as the landlord thereunder, are true and correct. Neither Sellers nor Overlook have received written notice from the tenant, and otherwise have no knowledge, that the tenant disputes the computation of any rents or other sums payable pursuant to the Tenant Leases or claims a breach of any covenant, representation, or warranty made by Sellers or their agents under the Tenant Leases. All brokerage commissions, finder’s fees, and similar payments, however denominated, whether now owing or to become due at some later time, with respect to the Tenant Leases or otherwise with respect to the Property have been paid or will be paid prior to Closing, including but not limited to any and all outstanding and unpaid leasing commissions referenced in the Two Overlook Lease, as amended by that certain First Amendment to the Two Overlook Lease dated September 28, 2001 (the “Overlook Leasing Commission”); provided, however, that as a condition to Closing Sellers have agreed to provide to Buyer, prior to Closing, evidence of the payment of the Overlook Leasing Commission in a form satisfactory to Buyer. As of the Closing Date, no right or interest of Sellers under the Tenant Leases will be assigned, mortgaged, hypothecated, or otherwise encumbered by or through Sellers;

(c) Neither Sellers nor Overlook have been served in any litigation, arbitration or other judicial, administrative, or other similar proceedings involving, related to, or arising out of the Property which is currently pending, and which would have a material impact on Buyer’s ownership or operation of the Property;

(d) Sellers, and the individuals signing this Agreement on behalf of Sellers, have the full legal power, authority, and right to execute and deliver, and to perform their legal obligations under this Agreement, and Sellers’ performance hereunder and the transactions contemplated hereby, have been duly authorized by all requisite action on the part of Sellers and no remaining partnership or limited liability company action is required to make this Agreement binding on Sellers;

(e) the list of Service Contracts attached hereto and incorporated herein as Exhibit M is true and correct as of the date specified thereon (to be updated as of the Closing Date), provided, however, that Overlook has been notified orally of increases in the cost of the pest control and waste management services provided to the Property and, provided, further, that Overlook has been notified by the Lincolnshire-Riverwoods Fire Protection District that such district is in the process of installing a wireless monitoring system to monitor the Property and such installation is expected to be completed in August, 2005; neither Sellers nor Overlook have received a written claim from any party thereto alleging that Sellers or Overlook have defaulted in performing any of their obligations under any of the Service Contracts that has not been cured or otherwise resolved;

(f) Neither Sellers nor Overlook have received an official governmental notice of any actual condemnation of the Property or any part thereof;

(g) Neither Sellers nor Overlook have received a written notice from any governmental agency with respect to any Hazardous Material contamination on the

Property, or with respect to any investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Material or Hazardous Material contamination that is in existence with respect to the Property. As used herein, “Hazardous Material” means any hazardous, toxic or dangerous waste, substance, or material, as currently defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state, or local law, ordinance, rule, or regulation, applicable to the Property, and establishing liability standards or required action as to reporting, discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal, use, or existence of a hazardous, toxic, or dangerous waste, substance or material;

(h) there are no employees of Sellers or Overlook working at the Property; and

(j) Fore and Tower represent and warrant that Sellers, all persons and entities owning (directly or indirectly) a ten percent (10%) or greater ownership interest in Sellers, all guarantors and/or indemnitors of the obligations of Sellers (if any) in favor of Buyer in connection with the sale of the Property: (i) are not, and shall not become, a person or entity with whom Buyer is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not, and shall not become, a person or entity with whom Buyer is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) and (ii) above.

For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Fore’s and Tower’s knowledge,” or the “knowledge” of Fore and Tower or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Charles Lamphere, John Nawrocki and Nick Panarese and no others, at the times indicated only, without duty of inquiry.

If, subsequent to the Effective Date and on or before the Closing Date, Fore and Tower become aware that any of the representations or warranties set forth herein have changed or is incorrect in any respect, Fore and Tower shall promptly notify Buyer, in writing, of such fact. If the discrepancy was caused, allowed, or authorized by Sellers, or anyone acting on behalf of Sellers, Sellers shall promptly correct same. Failure to so correct the same shall be deemed to be a default hereunder by Sellers. Otherwise, Buyer shall have a right to approve or disapprove any such discrepancy, which approval or disapproval shall be given by written notice delivered to Sellers within a reasonable time following Buyer’s evaluating the effect of such discrepancy. If Buyer approves such discrepancy and elects to close escrow, or if Buyer obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates or any due diligence deliveries) that contradicts any of Fore’s and Tower’s representations and warranties herein and Buyer nevertheless consummates the transaction contemplated by this Agreement, then Fore’s and Tower’s representations and warranties contained herein shall be deemed to have been made as of the Closing, subject to such exception or contradiction and neither Fore nor Tower (nor any of the other Sellers) shall have any liability to Buyer therefor. If Buyer disapproves of such discrepancy, and (a) such discrepancy consists of a representation or warranty that was incorrect when made by Fore and Tower or that is no longer true due to a subsequent action caused or authorized by Sellers, then this Agreement shall be terminated and Buyer shall be entitled to all remedies as set forth in Section 12.3 of this Agreement entitled “Default by Sellers” or (b) such discrepancy consists of a representation or warranty is no longer true due to a subsequent action that was not caused or authorized by Sellers, then this Agreement shall be terminated pursuant to the section entitled “Non-Default Termination.”

Subject to the provisions of Section 16.1 hereof, Fore and Tower, severally, shall, effective from and after the Closing Date, indemnify, defend and hold Buyer harmless from and against any actual, direct damages (exclusive of any consequential damages but including reasonable attorneys’ fees and other legal costs) incurred by Buyer which Buyer can prove Buyer would not have incurred but for inaccuracy in the representations and warranties of Fore and Tower set forth in this Section hereof entitled “Representations and Warranties of Fore and Tower” as of the Closing Date.

3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers that:

(a) Buyer has the full legal power, authority, and right to execute and deliver, and to perform its legal obligations under, this Agreement, Buyer’s performance hereunder and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer, except for the provisions of the Section hereof entitled “Finance Committee Approval,” and no remaining action is required to make this Agreement binding on Buyer, and Buyer has the financial capacity to perform its obligations under this Agreement.

(b) Neither the execution, delivery, and performance of this Agreement or any other agreement contemplated hereunder, nor the carrying out by Buyer of the transactions contemplated hereby or thereby will conflict with, result in a breach of, constitute a default under, or accelerate the maturity of (a) any applicable provision of Buyer’s organizational documents or other governing instrument, (b) any applicable Legal Requirement to which Buyer is subject, or (c) any other agreement, indenture, or instrument to which Buyer is a party or by which Buyer is or may be bound or affected. No consent of any third party is required in order for Buyer to enter into this Agreement or any other agreement contemplated hereunder or for Buyer to carry out the transactions contemplated hereby or thereby.

The express representations and warranties of Buyer and Fore and Tower made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing and shall survive Closing for a period of twelve (12) months. Neither Fore nor Tower nor any of the other Sellers make any representations regarding the condition of the Property except as expressly set forth herein, it being understood and agreed by the parties that the Property is being sold to Buyer “AS IS, WHERE IS.” Buyer acknowledges and agrees that it has had or will have the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters as Buyer sees fit, including but not limited to the physical and environmental conditions thereof, during the Inspection Period and, except as set forth in Section 3.1 (as limited by Section 16.1), Buyer will rely upon the same and not upon any statements of Sellers, Overlook or Tower or of any officer, director, employee, agent or attorney of Sellers, Overlook or Tower.

ARTICLE 4

THE TRANSACTION

4.1 Escrow. In order to effect the conveyance contemplated by this Agreement, the parties hereto agree to open an escrow at Escrowholder and Title Insurer shall serve as Escrowholder. A copy of this Agreement shall be furnished to Escrowholder upon full execution hereof.

4.2 Purchase Price. Subject to the provisions hereof, Buyer agrees to pay the Purchase Price for the Property to Sellers as follows:

4.2.1 Earnest Money. At the time of Buyer’s execution of this Agreement, Buyer shall deposit with Escrowholder the Earnest Money and Buyer shall cause Escrowholder to notify Sellers, no later than two (2) business days after Escrowholder’s receipt thereof, that Escrowholder has received the Earnest Money in cash or other immediately available funds, and is holding same in accordance with the terms hereof.

Failure of Buyer to timely deposit the Earnest Money with Escrowholder shall constitute a default by Buyer hereunder.

4.2.2 Retention and Disbursement of Earnest Money. While being retained by Escrowholder, the Earnest Money shall be held in an interest-bearing account at a federally-insured bank in the name of Escrowholder. The Escrowholder shall not disburse any of the Earnest Money except (a) in accordance with this Agreement, (b) in accordance with written instructions executed by both Buyer and Sellers, or (c) in accordance with the following procedure:

If Buyer or Sellers, by notice to Escrowholder, makes demand upon the Escrowholder for the Earnest Money (the “Demanding Party”), the Escrowholder shall, at the expense of the Demanding Party, give notice of such demand (the “Notice of Demand”) to the other party (the “Other Party”). If Escrowholder does not receive notice from the Other Party contesting such disbursement of the Earnest Money within ten (10) business days from the date on which the Notice of Demand was given, Escrowholder shall disburse the Earnest Money to the Demanding Party. If Escrowholder does receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, Escrowholder shall thereafter disburse the Earnest Money only in accordance with written instructions executed by both Buyer and Sellers, or in accordance with a final, non-appealable court order.

4.2.3 Cash at Closing. Buyer shall pay to Sellers the Purchase Price in cash or other immediately available funds, less the Earnest Money (which shall be delivered by Escrowholder to Sellers), plus costs to be paid by Buyer pursuant to the terms of this Agreement, and plus or minus prorations and adjustments shown on the closing statement executed by Buyer and Sellers as follows:

a.	$36,938,741.00 to Fore;
b.	$14,746,589.00 to Clinton;
c.	$4,915,530.00 to LLL; and
d.	$4,915,530.00 to DGR.

TOTAL:	$61,516,390.00

4.3 Conveyance of Deeds. Subject to the provisions hereof, each of the Sellers shall, on the Closing Date, convey its respective interests in each of the parcels included in the definition of Property to Buyer by Special Warranty Deed as to Three Overlook Point and as to Two Overlook Point (the “Deeds”) in substantially the form as Exhibit A attached hereto and incorporated herein, subject to those matters permitted therein.

4.4 Multi-Property Contingency. Buyer and Sellers hereby acknowledge that Buyer’s and Sellers’ obligation with regard to Closing is contingent upon Buyer (or an affiliate of Buyer) simultaneously, with the purchase of the Property, purchasing an additional office building located in Lincolnshire, Illinois, which office building is commonly known as One Overlook Point (the “Additional Building”). If Buyer (or an affiliate of Buyer) does not purchase the Additional Building (a) for any reason other than a default by Buyer, Buyer shall have the right (but not the obligation) to terminate this Agreement pursuant to the section entitled “Non-Default Termination”, or (b) for any reason other than a default by Sellers, Sellers shall have the right (but not the obligation) to terminate this Agreement pursuant to the section entitled “Non-Default Termination.”

ARTICLE 5

TITLE AND SURVEY

5.1. Title Insurance Commitment. Sellers have heretofore caused Title Insurer to deliver to Buyer a standard owner’s preliminary title commitment (the “Commitment”) describing the title to the Property, together with legible copies of the exceptions set forth in the Commitment, with the cost thereof to be paid in accordance with the Section hereof entitled “Costs.” Buyer shall have until the expiration of the Acceptance Date to examine same and to notify Sellers and Escrowholder in writing of its objections to title (all items so objected to being hereinafter referred to as the “Objectionable Items”), in which case Sellers shall have the right, but not the obligation, within ten (10) days of receiving written notice of Buyer’s disapproval, to remove any Objectionable Items (or otherwise cure the problems or provide assurances reasonably satisfactory to Buyer that such exception(s) or problem(s) will be removed or otherwise cured on or before the closing). All matters not specifically approved in writing by Buyer shall be deemed objected to by Buyer. All matters listed on Schedule 2 to Exhibit A hereto and any other matters specifically approved in writing by Buyer shall be deemed to be “Permitted Exceptions.” Notwithstanding the foregoing, Sellers hereby agree to cure or remove: (i) any liens or other encumbrances upon the Property other than Permitted Exceptions, which can be cured by the payment of money, and (ii) any matters of title other than the Permitted Exceptions arising directly or indirectly, in whole or part, from any act or omission of Sellers or any act or omission of anyone acting (or omitting to act) on behalf of Sellers or under contract with Sellers.

If Sellers are able to convey insurable title to the Property subject only to the Permitted Exceptions, and the Title Company agrees in writing that it is in fact issuing to Buyer an ALTA owner’s title insurance policy, 1970 Form B as revised 10/17/70 and 10/17/84, covering the Property in the amount of the Purchase Price, subject only to the Permitted Exceptions, with a zoning 3.0/3.1 endorsement, a covenants, conditions and restrictions endorsement; a public access endorsement; a survey endorsement; a comprehensive endorsement; a location endorsement; and a contiguity endorsement

(insuring contiguity between Two Overlook Point and Three Overlook Point), then Buyer shall be obligated to proceed with Closing, subject to the other terms and conditions hereof. If Sellers are unwilling or unable to cure any matter which Sellers are not obligated to cure or Title Company is unwilling or unable to agree in writing that it will issue the referenced policy with the specific endorsements, Sellers shall forthwith give written notice of such fact to Buyer, specifying those matters Title Insurer is unwilling to insure and which of such Objectionable Items Sellers are unable or unwilling to cure, and Buyer shall, on or before ten (10) days after receipt by Buyer of Sellers’ notice (if such ten (10) day period would expire after the expiration of the Inspection Period, the Inspection Period shall be extended so that such ten (10) day period coincides with the expiration of the Inspection Period), notify Sellers of Buyer’s election either:

(a) To accept title to the Property subject to the matters specified in Sellers’ notice (or if the objection is to the form of policy to be issued, to accept the policy and endorsements as specified in such notice), in which event the obligations of the parties hereunder shall not be affected by reason of such matters; such matters shall be deemed to be included among the Permitted Exceptions or a permitted form of title policy, as the case may be, and the sale contemplated hereunder shall be consummated without reduction of the Purchase Price by virtue of any such matter, and Buyer shall have no further right to terminate this Agreement by reason of such matters; or

(b) To terminate this Agreement in accordance with the Section hereof entitled “Non-Default Termination.”

If Sellers shall not have received notice from Buyer setting forth Buyer’s election within the time period specified above, Buyer shall be deemed to have elected to terminate this Agreement in accordance with Subparagraph (b) above.

Sellers’ failure to cause the Title Insurer to issue the policy in the form and with the endorsements specified or to remove such Objectionable Items or any matter(s) affecting title which Sellers are obligated to cure or elects to remove or cure shall be a Non-Default Termination hereunder by Sellers.

If the title insurance policy to be delivered to Buyer at Closing would reflect any matters other than the Permitted Exceptions, then the rights and obligations of Buyer and Sellers with regard to such items shall be as set forth in this Section; provided, however, that if Sellers shall elect to cure any such matters, the Closing shall, at Sellers’ option, exercisable by written notice which must be received by Buyer no later than the business day preceding the date otherwise set for Closing, be postponed one time only to a business day specified in such notice which is no more than twenty (20) days after the date previously set for Closing.

5.2. Subsequent Matters Affecting Title. Sellers and Buyer shall promptly notify the other party if it becomes aware prior to Closing of any matters affecting title not specified in the Survey, Commitment, or the ALTA Supplement. Sellers shall not create any new exceptions to title, and shall use all reasonable efforts to prevent any other person or entity from creating new exceptions to title to the Property prior to Closing. If Buyer becomes aware of any matters affecting title not specified in the Survey, Commitment, or the ALTA Supplement, all such subsequent matters shall be subject to Buyer’s approval as if they had been so disclosed, except that the Buyer shall in any event have no less than five (5) business days to review and either approve or disapprove such subsequent exceptions. If approved, such matters shall be deemed to be Permitted Exceptions.

5.3. Survey. As soon as possible after the Effective Date, Sellers shall deliver to Buyer a current survey of the Property. Buyer shall be responsible for ordering an update to the survey (the “Survey”) which shall be prepared by a licensed surveyor from the state in which the Property is located, prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping known as the “Minimum Standard Detail Requirements of Land Title Surveys,” a copy of which is attached hereto as Exhibit J, setting forth all matters required on an ALTA survey, sufficient to allow issuance of an ALTA Extended Coverage Title Policy and all endorsements required by Buyer, and Buyer shall separately cause the Title Insurer to deliver to Buyer a supplement to the Commitment setting forth those items which such Survey and any inspection reveal and which would be listed as exceptions in an ALTA policy of title insurance covering the Property (“ALTA Supplement”). If as a result of reviewing the Survey, Buyer, or Title Insurer determines that there are additional exceptions to title, such items shall, if and only if Buyer shall give written notice thereof to Sellers no later than the expiration of the Acceptance Date, be deemed “Objectionable Items,” and, if Buyer shall so give notice to Sellers, then the rights and obligations of Buyer and Sellers with regard to such Objectionable Items shall be as set forth in the Section hereof entitled “Title Insurance Commitment.”

Notwithstanding the foregoing, should Sellers fail to deliver the Survey to Buyer and Title Insurer at least ten (10) days prior to the expiration of the Inspection Period, the Inspection Period shall be extended by one (1) day for each day that the delivery of the Survey is delayed.

ARTICLE 6

CONDITION OF THE PROPERTY

6.1. Inspection of Property. Subject in all cases to the provisions of the Section hereof entitled “Entry onto Property,” from the Effective Date until the Acceptance Date (“Inspection Period”), Buyer shall have the right to conduct, at its own expense, an inspection of the Property to do the following:

(a) At its election and cost, determine zoning and financial aspects of the Property, investigate and review all entitlements, approvals, regulations, and or other governmental or quasi-governmental matters affecting the Property, including without limitation, the review and approval of all entitlement costs, the review of all laws, ordinances, rules, regulations, resolutions, and policies of any governmental authority having jurisdiction over the Property concerning its development, construction, alteration, or use, including compliance with the Americans with Disabilities Act of 1990, enter upon the Property for purposes of examining its terrain, access thereto and physical condition, conducting environmental and other studies, doing engineering work, conducting site analyses and making any test or inspection Buyer may deem necessary related to the Property. Buyer’s inspection rights shall be subject to the rights of the Tenant and Buyer agrees that it will not unreasonably interfere with the Tenant or any contractors on the Property. No invasive testing shall be conducted without Sellers’ prior approval.

(b) Upon request, Buyer may have access to copies and/or originals of the following which Sellers have in their possession relating to the Property: (i) Tenant Leases, (ii) utility bills for the preceding twelve (12) months, (iii) invoices, and (iv) any material correspondence with tenant over the preceding twelve (12) months.

Sellers shall promptly deliver to Buyer, or make available to Buyer at the Property, copies of the following which Sellers have in their possession relating to the Property: (i) copies of the quarterly income and expense statements for the Property for the most recent two (2) calendar years and the partial current year, (ii) annual financial statements for the most recent three (3) years, certified by an officer of Sellers, (iii) the real property tax assessment and tax bills with respect to the Property for the past three (3) years, (iv) all available warranties and guarantees, (v) licenses, approvals, entitlements, and permits relating to the development and operation of the Property, (vi) geological and engineering studies and soils reports, if any, (vii) third-party maintenance reports, if any, (viii) all vendor service contracts, including any and all amendments thereto and related correspondence, (ix) all other contracts, and any amendments thereto, (x) plans and specifications, (xi) any notices of violations of law received by Sellers over the past three (3) years, (xii) the standard form lease for the Property, if any, and (xiii) all third-party environmental studies and reports (all documents referred to under this Subsection (b) shall be referred to herein as the “Due Diligence Documents”).

6.2. Entry Onto Property. As of the Effective Date, and until the Closing or earlier termination of this Agreement, Buyer, its contractors, and/or agents shall have the right to enter upon the Property upon prior notice to Sellers, and to interview any on-site manager and/or employees of the current management firm. Sellers will provide Buyer and its representatives with reasonable access to any on-site manager and/or employees of the current management firm. Buyer, its contractors, and/or agents will enter upon the Property during normal business hours unless otherwise mutually agreed by Buyer and Sellers. Buyer, its contractors, and/or agents shall observe appropriate safety precautions in conducting Buyer’s inspection of the Property. Buyer shall indemnify, defend, and hold Sellers harmless from and against any losses, damages, expenses, liabilities, claims, demands, and causes of action (together with any legal fees and other expense incurred by Sellers in connection therewith), resulting directly or indirectly from, or in connection with, any inspection or other entry upon the Property by Buyer or its agents, employees, contractors, or other representatives, including, without limitation, any losses, damages, expenses, liabilities, claims, demands, and causes of action resulting, or alleged to be resulting, from injury or death of persons, or damage to the Property or any other property, or mechanic’s or materialmen’s liens placed against the Property in connection with Buyer’s inspection thereof. If this transaction is not consummated for any reason, Buyer agrees to promptly repair any damage to the Property directly or indirectly caused by any acts of Buyer or Buyer’s agents in connection with Buyer’s investigations. Notwithstanding the foregoing, Buyer’s indemnity shall not apply, and Buyer shall have no liability whatsoever, with regard to the discovery or disclosure of any pre-existing problems on or around the Property such as pre-existing environmental contamination or violations of law.

Buyer agrees that any information obtained by Buyer or its attorneys, partners, accountants, lenders or investors in the conduct of its due diligence shall be treated as confidential and shall be used only to evaluate the acquisition of the Property from Sellers. Buyer further agrees that the due diligence deliveries obtained from Sellers will be disclosed and exhibited only to those persons within Buyer’s organization (and/or agents and consultants of Buyer) who are involved in determining the feasibility of Buyer’s acquisition of the Property.

6.3. Environmental Matters.

6.3.1. Buyer’s Environmental Investigation. Buyer, at its option, may conduct, at Buyer’s cost, such independent investigation and inspection of the Property as Buyer shall deem reasonably necessary to ascertain the “environmental” condition of the Property. If this transaction is not consummated for any reason, Buyer agrees to promptly repair any damage to the Property directly or indirectly caused by any acts of Buyer or Buyer’s agents in connection with Buyer’s environmental investigation. Anything to the contrary herein notwithstanding, Buyer shall have no responsibility or liability with respect to the results or any inaccuracies in any of Buyer’s Environmental Report(s), and makes no representations or warranties whatsoever regarding (i) the completeness of Buyer’s Environmental Report(s), (ii) the truth or accuracy of Buyer’s Environmental Report(s), or (iii) the existence or nonexistence of any hazardous or toxic wastes or materials in, on, or about the Property. Further, Buyer is not assigning Buyer’s Environmental Report(s) to Sellers, nor granting Sellers any rights with respect to any environmental firm(s) producing Buyer’s Environmental Report(s). Buyer will deliver copies of all such reports to Sellers without cost to Sellers.

6.3.2. Sellers’ Existing Environmental Reports. Sellers have heretofore delivered to Buyer copies of all third-party environmental reports concerning the Property in Sellers’ possession (the “Existing Environmental Reports”). Exhibit C attached hereto and made a part hereof contains a list of all Existing Environmental Reports. Anything to the contrary herein notwithstanding, Sellers shall have no responsibility or liability with respect to the results or any inaccuracies in any of Existing Environmental Report(s), and makes no representations or warranties whatsoever regarding (i) the completeness of Existing Environmental Report(s), (ii) the truth or accuracy of Existing Environmental Report(s), or (iii) the existence or nonexistence of any hazardous or toxic wastes or materials in, on, or about the Property.

6.3.3. Sellers’ Environmental Reports. If Sellers shall conduct any environmental testing of the Property subsequent to the Effective Date, Sellers shall, at their expense, provide Buyer with a copy of any report generated as a result of such testing (a “Subsequent Environmental Report”) promptly after their receipt of same. Buyer may examine the Existing Environmental Reports, upon full execution of the Agreement.

6.3.4. Fore’s and Tower’s Environmental Indemnity. Subject to the limitations on liability and survival of indemnifications set forth in Section 16.1 hereof, (a) Fore and Tower, severally, agree to indemnify, defend, and hold harmless Buyer and its respective grantees from and against any and all reasonable and actual out-of-pocket damages, liabilities, losses, costs, and expenses, exclusive of any consequential damages, but including reasonable attorneys’ fees, (collectively, “Damages”) suffered or incurred by

Buyer from and after the Closing Date as a result of the presence, use, generation, manufacture, production, storage, release, discharge, disposal, or transportation of any Hazardous Substances (as defined below) on, onto, in, under, over, or from the Property or the violation of any environmental laws which existed or arose prior to the Closing Date other than any matter which Buyer knew about or reasonably should have known about prior to the Closing Date as a result of Buyer’s investigation of the Property, whether or not Fore or Tower have knowledge of same as of the Closing Date. “Hazardous Material” means any hazardous, toxic, or dangerous waste, substance, or material, as currently defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state, or local law, ordinance, rule, or regulation, applicable to the Property, and establishing liability standards or required action as to reporting, discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal, use, or existence of a hazardous, toxic, or dangerous waste, substance, or material.

(b) The liability of Fore and Tower as set forth in the preceding paragraph includes, without limitation, the following (subject to the limitations set forth in paragraph 6.3.4(c) below):

(i) Any cost of, or liability for, investigation, cleanup, or remediation of environmental damage;

(ii) Any fines, penalties, assessments, judgments, or other liabilities resulting from any claim, judgment, or finding concerning the violation of any Environmental Law; and

(iii) Any amounts expended by Buyer in good faith to settle or compromise any claim or allegation of liability covered by this indemnity.

(c) Buyer shall not be entitled to indemnification under this Section 6.3.4 if its damages were instigated, initiated or encouraged by the Buyer or any related entity rather than resulting from a third-party claim. Buyer shall not have any right to indemnification hereunder with respect to any environmental investigatory, corrective or remedial action except to the extent such action is (i) required by environmental laws or regulations in effect as of the date hereof or (ii) otherwise necessary to reduce levels of contamination to beneath cleanup standards applicable to the Property as established under such laws or regulations, employing cost effective methods and risk based standards.

6.4. Buyer’s Right to Terminate. Until the expiration of the Inspection Period, Buyer shall have the right to conduct the inspections and investigations specified in the Section hereof entitled “Condition of Property,” to review the Survey, the Commitment, the ALTA Supplement, and to review any other items, materials, or matters as Buyer may, in its sole discretion, elect to obtain and/or review at Buyer’s sole cost and expense in connection with the Property. Buyer may at any time on or before the expiration of the Inspection Period, do one of the following: (a) send notice of acceptance to Sellers and Escrowholder (the “Acceptance Notice”) or (b) terminate this Agreement in Buyer’s sole discretion, by sending to Sellers and Escrowholder written notice (“Termination Notice”) indicating Buyer’s election to terminate the Agreement, in which event this Agreement shall terminate in accordance with the Section hereof entitled “Non-Default Termination.” If Buyer fails to timely send an Acceptance Notice or Termination Notice, Buyer will be deemed to have sent the Termination Notice.

6.5 Buyer’s Environmental Right to Terminate. In addition to Buyer’s rights under the Section hereof entitled “Buyer’s Right to Terminate,” if Sellers shall deliver to Buyer any environmental report at any time after the date which is ten (10) days prior to the Acceptance Date, Buyer must give Sellers written notice of its approval or disapproval of the same based solely on matters not previously disclosed or known to Buyer. In the event the Buyer disapproves the report, then and in such event, Buyer shall have the right, as its sole remedy, to give a Termination Notice in accordance with the Section hereof entitled “Non-Default Termination” within the Inspection Period, as the same may be extended. If Buyer receives any environmental report less than ten (10) days before the Closing Date and Buyer approves the same and delivers an Acceptance Notice, the Closing shall occur one (1) business day after expiration of the Inspection Period, or such earlier date to which Buyer and Sellers may mutually agree. If Sellers shall not timely receive a written notice from Buyer, Buyer shall be conclusively deemed to have disapproved the environmental report and, further, Buyer shall have been deemed to have delivered a Termination Notice, in which event this Agreement shall terminate in accordance with the Section hereof entitled “Non-Default Termination”.

6.6 Management of the Property. From the Effective Date until Closing, Sellers shall have no right to enter into or permit any agreement which would affect the Property after Closing (including, without limitation, any Construction Contract, new tenant lease, or Governmental Approval), or any modification or termination of the Tenant Leases (except an amendment to the Two Overlook Lease terminating the tenant’s rights to purchase Two Overlook Point), Construction Contract, or Governmental Approval, without the prior written consent of Buyer, which may be granted or withheld in Buyer’s reasonable judgment. The parties acknowledge that Hewitt Associates LLC, the tenant in Two Overlook Point and Three Overlook Point, has entered into a general contract with a third party for tenant improvements in the leased premises and Overlook and Sellers have no information regarding permits or inspections related to such improvements. A “Construction Contract” means any agreement, oral or written, for the performance of any work on the Property which could result in a mechanic’s lien on the Property. A “Governmental Approval” means any agreement, written or oral, which affects the zoning, entitlement, or other legal, governmental, or quasi-governmental rights or obligations of the Property or the owner thereof. From the Effective Date until the Closing Date, Sellers shall cause the Property to be kept substantially in accordance with Sellers’ present practices, subject to ordinary wear and tear and subject to the provisions of Article 8 and Article 9 herein.

6.7 Estoppel Certificates. On or before two (2) business days prior to the Acceptance Date, Sellers shall obtain and deliver to Buyer an estoppel certificate in connection with the Tenant Leases, in the form attached hereto and incorporated herein as Exhibit K. If Sellers fail to comply with the provisions of this Section, Buyer shall have the right, in its sole discretion, to either (i) complete the sale contemplated hereunder without reduction in the Purchase Price; or (ii) as its sole remedy, terminate this Agreement in accordance with the Article hereof entitled “Non-Default Termination” by providing Sellers written notice of such termination prior to the Closing Date.

ARTICLE 7

CLOSING

7.1 Buyer’s Conditions Precedent to Closing. The obligations of Buyer with regard to Closing under this Agreement are subject to the fulfillment of each and all of the following conditions prior to or at the Closing:

(a) Sellers shall have performed and complied with all the agreements and conditions required in this Agreement to be performed and complied with by Sellers prior to Closing; Escrowholder may deem all such items to have been performed and complied with when Sellers have deposited all items in escrow as required hereunder; and

(b) Buyer shall be in receipt of and approved a “marked-up, signed and dated” Proforma Title in the amount of the Purchase Price and showing title vested in Buyer subject only to the “Permitted Exceptions,” and otherwise complying with the requirements of the Section hereof entitled “Title.”

(c) All other conditions to Buyer’s obligation to purchase the Property as set forth herein shall have been satisfied.

(d) Sellers are not in material default in any of their obligations under the terms of this Agreement and all the representations of Sellers contained herein shall (excluding any exceptions disclosed by Sellers) be true and correct as of the Closing Date.

(e) No material adverse change in the condition of the Property has occurred since the Acceptance Date.

(f) Buyer shall be in receipt of evidence satisfactory to Buyer that there exists no right or option for the tenant to purchase any interest in the Property now or at any time in the future, including, without limitation, a release of the Tenant Option to Purchase, the effectiveness of which release may be conditioned upon Closing hereunder.

(g) Buyer shall be in receipt of evidence satisfactory to Buyer that the Overlook Leasing Commission has been paid in full.

If any one or more items listed above have not been satisfied, Buyer shall have the right, as its sole remedy, to terminate this Agreement pursuant to the section entitled “Non-Default Termination.”

7.2 Sellers’ Conditions Precedent to Closing. The obligations of Sellers with regard to Closing under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

(a) Buyer performing and complying with all the agreements and conditions required by this Agreement to be performed and complied with by Buyer prior to Closing; Escrowholder may deem all such items to have been performed and complied with when Buyer has deposited with Escrowholder all items required hereunder;

(b) Buyer obtaining a supplemental declaration (the “Supplemental Declaration”) in recordable form by Northgate Investment, Inc., as declarant, which declaration shall confirm that the detention pond partially located on Two Overlook Point, is a common area under that certain Declaration of Protective Covenants for Lincolnshire Corporate Center Lincolnshire, Illinois, recorded in the Office of the Recorder of Deeds of Lake County on September 1, 1981 as Document Number 2129169 which Declaration was subsequently amended by Amendment recorded in the Office of Recorder of Deeds of Lake County as Document Number 2142234; and

(c) the representations of Buyer contained herein shall be true and correct as of the Closing Date.

7.3 Deposits in Escrow. On or before the Closing Date:

7.3.1 Sellers’ Deposits. Sellers shall deliver to Escrowholder the following to be held in escrow:

(a) The Deeds fully executed and acknowledged;

(b) A “FIRPTA” Affidavit in the form as Exhibit D attached hereto;

(c) Bill of Sale and Assignment in the form of Exhibit E attached hereto;

(d) Sellers’ Closing Instructions to the Escrowholder;

(e) Fore’s and Tower’s Certificate of Reaffirmation of Representations in the form as Exhibit F attached hereto;

(f) Sellers’ Authorization proof of Sellers’ authority to enter into this Agreement and to consummate the transaction contemplated herein in a form acceptable to Title Insurer;

(g) Release/termination document in a form satisfactory to Buyer in order to effectuate the termination of the Tenant Option to Purchase;

(h) Lien waivers executed by the appropriate brokers or other evidence satisfactory to Buyer that the Overlook Leasing Commission has been paid in full;

(i) A fully executed copy of the Supplemental Declaration; and

(j) Any other documents requested by Title Insurer to consummate the transaction.

7.3.2. Buyer’s Deposits. Buyer shall deliver to Escrowholder (i) the Purchase Price, less the Earnest Money, plus interest then held by Escrowholder, plus costs to be paid by Buyer pursuant to the terms of this Agreement and plus or minus prorations and adjustments shown on the Closing Statement executed by Buyer and Sellers, (ii) Buyer’s closing instructions to the Escrowholder, (iii) Buyer’s Certificate of Reaffirmation of Representations in the form of Exhibit G attached hereto, (iv) a release of the environmental indemnity agreement executed by Overlook in connection with the Loan on Three Overlook Point; (v) a release of the environmental indemnity agreement executed by Overlook, Tower and Hewitt Holdings L.L.C. (“Hewitt”) in connection with the Loan on Two Overlook Point; (vi) a release of the mortgages granted to Buyer in connection with each of the Two Current Mortgage Loans, (vii) a release of the additional guarantee executed by Overlook, Hewitt and Tower in connection with the Loan on Two Overlook Point; (viii) a release of the guarantee of recourse of obligations executed by Hewitt and Tower in connection with the Loan on Two Overlook Point; (ix) a release of the promissory notes granted to Buyer, as lender, in connection with each of the Two Current Mortgage Loans; (x) a release of the absolute assignment of leases and rents granted to Buyer, as lender, in connection with each of the Two Current Mortgage Loans; (xi) a release of the UCC-1 financing statements granted to Buyer, as lender, in connection with the Two Current Mortgage Loans; (xii) a release of the non-disturbance and attornment agreements granted to Buyer, as lender, in connection with the Two Current Mortgage Loans; and (xiii) the release of the collateral assignment of beneficial interests in land trust executed by American National Bank and Trust Company of Chicago, not personally but as Trustee under Trust No. 120607-03 in connection with the Loan on Two Overlook Point.

7.3.3. Joint Deposits. Buyer and Sellers shall jointly deposit with Escrowholder the following documents, each executed by persons or entities duly authorized to execute same on behalf of Buyer and Sellers:

(a) Closing Statement prepared by Escrowholder for approval by Buyer and Sellers two (2) business days prior to the Closing and such closing statements shall be deposited with Escrowholder after the same have been executed by Buyer and Sellers;

(b) Assignment and Assumption of Leases (and security deposits not heretofore applied) in the form of Exhibit B attached hereto; and

(c) Assignment and Assumption of Contracts and Other Obligations in the form of Exhibit H attached hereto pursuant to which Sellers shall assign to Buyer all of the contracts which Buyer has elected to have assigned to it and pursuant to which Buyer shall assume such Contracts and all other obligations relating to the Property.

(d) State and Local Transfer Tax Declarations prepared by Sellers in accordance with local, county and State law for approval by Buyer and such transfer tax declarations shall be deposited with Escrowholder after the same have been executed by Buyer and Sellers.

7.3.4. Other Documents. Buyer, Sellers, and Escrowholder shall deposit with Escrowholder all other documents which are required to be deposited in escrow by the terms of this Agreement.

7.4. Costs.

Sellers shall pay the cost of: (i) the Survey, (ii) an ALTA Extended Coverage Owner’s Title Insurance Policy, 1970 Form B as revised 10/17/70 and 10/17/84, along with the cost of gap coverage, (iii) state and county documentary transfer taxes, (iv) recording fees, and (v) 1/2 of the cost of the Escrowholder’s charge for the escrow, if any.

Buyer shall pay the cost of: (i) all endorsements to the ALTA Extended Coverage Owner’s Title Insurance Policy, (ii) Village transfer taxes, and (iii) 1/2 of the cost of the Escrowholder’s charge for the escrow, if any.

Buyer and Sellers shall each pay their own legal fees incurred in connection with the drafting and negotiating of this Agreement and the Closing of the transaction contemplated herein.

7.5. Prorations. The following items shall be prorated between Buyer and Sellers as of the Closing Date:

(a) Taxes and Assessments General real estate taxes, assessments, utilities and all other expenses are paid by the tenant under the Tenant Lease and therefore a proration is not necessary.

(b) Rentals, Other Income, and Expenses Rentals, including prepaid rents, and other amounts and items of income relating to the Property, as well as any expenses of operating the Property which are outstanding or have been prepaid by Sellers, but only to the extent which such expenses stem from and are consistent with contracts or other arrangements previously disclosed to Buyer on or before the Acceptance Date, shall be prorated as of 12:01 a.m. on the Closing Date. Buyer and Sellers agree to estimate as of the Closing Date any amounts which cannot be determined accurately as of the Closing Date;

(c) Security Deposits All tenant security and other deposits not heretofore applied, together with accrued interest, if any, shall be credited to Buyer on the Closing Date; and

Buyer and Sellers agree that, if any of the aforesaid prorations cannot be calculated accurately on the Closing Date, the same shall be calculated as accurately as possible for the Closing and shall be recalculated within thirty (30) days after the Closing or as soon as sufficient information to calculate such prorations is available and post-closing adjustments and payments shall be made. Prorations for any taxes and/or assessments on the Property shall be final as of the Closing Date. Prorations and adjustments shall be made by credits to or charges against the Purchase Price. Any rents under the Tenant Leases collected after the Closing Date by Buyer or any of its agents shall be applied first to the current rent due, and, if any portion of such rents so collected are applicable to any periods prior to the Closing, Buyer shall remit such portion to Sellers; provided, however, Buyer shall not be required to make any such remittances more frequently than once each month. For purposes of calculating prorations, Buyer shall be deemed to be entitled to the income and responsible for the expenses for the entire day upon which the Closing occurs.

7.6. Insurance. The fire, hazard, and other insurance policies relating to the Property shall not, under any circumstances, be assigned to Buyer. All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Property shall be retained by Sellers.

7.7. Close of Escrow. Subject to the provisions of the Section below entitled “Wire Transfer,” pursuant to the terms of this Agreement, as soon as Buyer and Sellers have deposited all items required with Escrowholder, and upon satisfaction of the Sections hereof entitled “Buyer’s Conditions Precedent to Closing” and “Sellers’ Conditions Precedent to Closing,” Escrowholder shall cause the Closing to occur in accordance with the terms hereof by immediately taking the following actions in exactly the following specified order:

(a) Recordation. Record each Deed.

(b) Wire Transfer. Wire transferring the Purchase Price (including the Earnest Money and interest thereon held by Escrowholder, less the amount of costs paid by Sellers at Closing, and plus or minus the amount of any prorations pursuant to the terms hereof, all as set forth on the closing statement signed by Buyer and Sellers) to Sellers as directed by Sellers.

(c) Deliver Other Escrowed Documents.

(i) Delivery to Buyer:

at least one executed counterpart of each of the following: (A) a recorded copy of each Deed, (B) Assignment and Assumption of Leases, (C) Assignment and Assumption of Contracts and Other Obligations, Sellers’ Certificate of Corporate Authorization, (D) Bill of Sale, (E) FIRPTA Affidavit, (F) Fore’s and Tower’s Certificate of Reaffirmation of Representations, and (G) the Closing Statement.

(ii) Deliver to Sellers:

(A) a recorded copy of each Deed, (B) Assignment and Assumption of Leases, (C) Assignment and Assumption of Contracts and Other Obligations, (D) Buyer’s Certificate of Reaffirmation of Representations and (E) the Closing Statement.

7.8. Deliveries to Buyer. At, or as soon as reasonably possible after the Closing, Sellers shall deliver the following to Buyer:

(a) Tenant Leases. The original of the Tenant Leases and any amendments thereto.

(b) Service Contracts. The originals of all Service Contracts being assigned which are in the possession of Sellers.

(c) Keys. Any keys to any door or lock on the Property in the possession of Sellers.

(d) Licenses and Permits. All original licenses and permits or copies thereof issued by governmental authorities having jurisdiction over the Property which Sellers have in their possession and which are transferable.

7.9. Recorded Instruments. As soon after the Closing Date as possible, Escrowholder shall deliver to Buyer the original recorded Deeds and any other recorded documents, and shall deliver to Sellers a copy of the recorded Deeds, with recordation information noted thereon along with copies of other recorded documents.

7.10. Tenant Notice. Buyer and Sellers agree to execute a tenant notice satisfactory to and signed by both Buyer and Sellers, notifying the tenant of the sale of the Property and transfer of its security deposit.

7.11. Possession. As of the Closing Date, possession of the Property shall be delivered to Buyer subject to the Tenant Leases and to any right of possession under any items described in the Deeds.

ARTICLE 8

CASUALTY

In the event of any loss or damage by fire or other casualty to the Property prior to the Closing Date which is not material, Closing shall be consummated just as if such loss or damage had not occurred, and Sellers shall deliver to Buyer any and all proceeds paid to Sellers by Sellers’ insurer with respect to such casualty. At Closing, Sellers shall give Buyer a credit on the Purchase Price in the amount of any deductible not borne by tenant. In the event of any material loss or damage by fire or other casualty to the Property prior to the Closing, at Buyer’s sole option, either:

(a) this Agreement shall terminate in accordance with the Section hereof entitled “Non Default Termination” if Buyer shall so notify Sellers within ten (10) days of Buyer receiving written notice from Sellers of the casualty; or

(b) if Buyer shall not have timely notified Sellers of its election to terminate this Agreement in accordance with Subsection (a) above, Closing shall be consummated just as if such loss or damage had not occurred, without reduction in the Purchase Price, and Sellers shall deliver to Buyer any and all proceeds paid to Sellers by Sellers’ insurer with respect to such casualty. At Closing, Sellers shall give Buyer a credit on the Purchase Price in the amount of any deductible not borne by a tenant.

For purposes of the foregoing, a casualty shall be deemed to be material if the estimated cost of restoration exceeds the Materiality Limit as defined in the Basic Terms.

ARTICLE 9

CONDEMNATION

In the event of (i) any pending or contemplated annexation or condemnation proceeding affecting, or which may affect, all or any material portion of the Property, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the Property which would make the present use of the Property by Buyer non-conforming, or (iii) a proposed change in road patterns or grades which may adversely affect access to the roads providing a means of ingress to or egress from the Property, Buyer shall have the right, at its option, to terminate this Agreement in accordance with the Section hereof entitled “Non-Default Termination”, or to proceed with the purchase of the Property without reduction of the Purchase Price, and, if Buyer so elects, Sellers shall assign to Buyer their rights to the entire award or payment made in connection with such taking.

ARTICLE 10

NOTICES

All notices, requests, demands, and other communications required or permitted to be given under this instrument shall be in writing and shall be conclusively deemed to have been duly given or delivered, as the case may be, (i) when hand delivered to the addressee; or (ii) one (1) business day after having been deposited, properly addressed and prepaid for guaranteed next-business-day delivery, with a nationally-recognized overnight courier service (e.g., UPS, FedEx, or U.S. Express Mail). All such notices, requests, or demands shall be addressed as defined in the section hereof entitled “Basic Terms”, or to such other street address as a party may from time to time designate by notice given to the other party(ies); provided, however that no party may require notice be given or delivered to more than three (3) addresses.

ARTICLE 11

BROKERS

Buyer and Sellers represent to each other that they have dealt with no broker or other person in connection with the sale of the Property in any manner which might give rise to any claim for commission. Sellers have disclosed to Buyer that Van Vlissingen and Company is entitled to a fee for this transaction, which fee shall be paid by Sellers. No other broker or person is entitled to receive any broker’s commissions, finder’s fees, or similar compensation from Sellers in connection with any aspect of the transaction contemplated herein. It is agreed that if any claims for brokerage commissions or fees are ever made against Sellers or Buyer in connection with this transaction, all such claims shall be handled and paid by the party whose alleged actions or commitments form the basis of such claim. The party against whom the claim for such fees is made shall indemnify and hold the other party harmless against and in respect of any claim for brokerage or finder’s fees or other like payment based in any way upon agreements, arrangements, or understandings made or claimed to have been made by Buyer or Sellers with any third person. Sellers have disclosed that, as of the date of this Agreement, there is an outstanding and unpaid Overlook Leasing Commission due for the Property, which Sellers agree to pay in full prior to Closing.

ARTICLE 12

REMEDIES

12.1 Default.

The remedies for default provided in the following Sections shall constitute the sole and exclusive remedies of the aggrieved party in the event of default by the other party.

12.2. Default by Buyer. If Buyer defaults in its obligations hereunder, Sellers shall be paid by Escrowholder and shall retain any Earnest Money then paid as liquidated damages for Buyer’s default. The parties hereto expressly agree and acknowledge that Sellers’ actual damages in the event of any such default by Buyer would be extremely difficult or impracticable to ascertain and that the amount of the Earnest Money represents the parties’ reasonable estimate of such damages. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty. Such sums shall be the amount that Sellers are entitled to receive as liquidated damages and shall be Sellers’ sole and exclusive remedy in the event of default by Buyer. Sellers shall have no right, and hereby waives all right, to an action for specific performance of this agreement and/or an action for actual damages. Notwithstanding anything to the contrary contained in this Section, Sellers and Buyer agree that this liquidated damages provision is not intended to apply to any default or breach by Buyer under any of its obligations that survive the Closing (including any indemnity obligations) under this Agreement or under any instrument or document delivered by Buyer at Closing pursuant hereto or in connection herewith, it being understood and agreed that from and after the Closing, Sellers shall have all rights and remedies at law and in equity with respect to any such default or breach.

12.3. Default by Sellers. If Sellers default in their obligations hereunder, Buyer, at its option, may, as its sole remedy hereunder, elect to do either of the following: (i) terminate this Agreement and receive all deposits, including, without limitation, the Earnest Money deposited with Escrowholder (including interest earned thereon), and, in addition, Buyer shall be entitled to receive from Sellers, as liquidated damages, the sum of $50,000.00 (the parties hereto expressly agree and acknowledge that Buyer’s actual damages in the event of any such default by Sellers would be extremely difficult or impracticable to ascertain and that the sum of $50,000.00 represents the parties’ reasonable estimate of such damages, the payment of such amount as liquidated damages is not intended as a forfeiture or penalty), or (ii) pursue an action for the specific performance of Buyer’s obligations hereunder. Notwithstanding anything to the contrary contained in this Section, Sellers and Buyer agree that the liquidated damages provision is not intended to apply to any default or breach by Sellers under any of its obligations that survive the Closing (including any indemnity obligations) under this Agreement or under any instrument or document delivered by Sellers at Closing pursuant hereto or in connection herewith, it being understood and agreed that from and after the Closing Buyer shall have all rights and remedies at law and in equity with respect to any such default or breach, subject to the limitation set forth in Section 16.1.

ARTICLE 13

NON-DEFAULT TERMINATION

For purposes of this Agreement, a “Non-Default Termination” is: (i) any termination of this Agreement specifically identified as a Non-Default Termination under this Agreement; (ii) any termination of this Agreement specifically identified herein as being a default pursuant to this Article; and (iii) any termination of this Agreement other than a default or termination to which Section 12 hereof is applicable. Upon a Non-Default Termination, the Earnest Money, plus accrued interest, shall be returned to Buyer as Buyer’s sole remedy hereunder and the parties shall have no further rights or obligations hereunder, except those indemnifications referenced in Section 6.2 hereof.

ARTICLE 14

LIKE-KIND EXCHANGE

14.1 Assignment of Rights to Agreement to Qualified Intermediary by Buyer. Sellers understand that Buyer desires to acquire the Property as the Replacement Property in a transaction qualifying as a like-kind exchange under Internal Revenue Code Section 1031 and the regulations thereunder. Accordingly, Buyer may assign its rights to this Agreement to a third party (referred to herein as a “Qualified Intermediary”), and Sellers hereby consent to such assignment; provided, however, that the assignment by Buyer of its rights to this Agreement to a Qualified Intermediary shall not (i) constitute an assumption by Qualified Intermediary of Buyer’s obligations hereunder, or (ii) release Buyer or Sellers, as the case may be, of any of its obligations hereunder. Sellers shall execute such documents and take such other action as may reasonably be requested by Buyer for the purpose of so qualifying the transaction as a like-kind exchange under Section 1031 and the regulations thereunder.

14.2 Reassignment to Buyer. The undersigned each understand that the Qualified Intermediary may desire (at some time after the Closing) to reassign the rights to this Agreement to Buyer. Sellers hereby consent to any such reassignment and agrees that in the event of any such reassignment Buyer shall enjoy all of the rights and privileges of the “Buyer” under this Agreement and under any documents executed in connection herewith (including, but not limited to, the right to enforce the breach of any and all representations, warranties, covenants, and agreements contained in this Agreement or any other document executed in connection herewith, the right to enforce, and to enjoy, the benefit of any indemnification obligation of the “Sellers” contained in this Agreement or any other document executed in connection herewith, and the right to enforce, enjoy and rely upon any and all waivers, agreements, acknowledgments, guarantees, releases, discharges, certifications, affirmations, reaffirmations, undertakings, approvals, admissions, and assumptions executed or undertaken by the Sellers under or in connection with this Agreement, any document executed in connection herewith, or the transaction described herein, and the right to enjoy any and all limitations upon the representations, warranties, agreements, obligations, responsibilities, and liabilities of the “Buyer” under this Agreement). Sellers further agree that in the event of any such reassignment, then Buyer shall have any and all of the rights, privileges, and remedies against or with respect to Sellers as would exist if the assignment (by Buyer to the Qualified Intermediary) referred to in Section 14.1 had never been made.

14.3 Restructuring of Acquisition by Buyer. If, on or before ten (10) business days prior to the Closing, Buyer notifies Sellers that Buyer desires to utilize the Property (or a part thereof) in connection with a Section 1031 exchange transaction in a manner that would require the structure of the acquisition of the Property to be revised from what is contemplated in this Agreement, then and in such event the Sellers shall attempt to accommodate such a restructuring; provided, however, that any such restructuring shall not impact the cost, or treatment of the transaction from a tax or economic standpoint to Sellers.

14.4 Assignment of Rights to Agreement to Qualified Intermediary by Sellers. Buyer and Sellers each acknowledge and understand that one or more of the Sellers may desire to pursue a deferred exchange with the Property as the “relinquished property” or the “replacement property” in a transaction qualifying as a like-kind exchange under Internal Revenue Code Section 1031 and the regulations thereunder. Accordingly, such Sellers may assign its rights to this Agreement to a Qualified Intermediary, and Buyer hereby consents to such assignment; provided, however, that the assignment by such Seller(s) of their rights to this Agreement to a Qualified Intermediary shall not (i) constitute an assumption by Qualified Intermediary of that party’s obligations hereunder, or (ii) release Buyer and/or such Seller(s) of any of their obligations hereunder. Buyer shall execute such documents and take such other action as may reasonably be requested by such Seller(s) for the purpose of so qualifying the transaction as a like-kind exchange under Section 1031 and the regulations thereunder.

14.5 Reassignment to Sellers. The undersigned each understand that the Qualified Intermediary may desire (at some time after the Closing) to reassign the rights to this Agreement to such Seller(s). Buyer hereby consents to any such reassignment and agrees that in the event of any such reassignment such Seller(s) shall enjoy all of the rights and privileges of the “Sellers” under this Agreement and under any documents executed in connection herewith (including, but not limited to, the right to enforce the breach of any and all representations, warranties, covenants, and agreements contained in this Agreement or any other document executed in connection herewith, the right to enforce, and to enjoy, the benefit of any indemnification obligation of the “Buyer” contained in this Agreement or any other document executed in connection herewith, and the right to enforce, enjoy and rely upon any and all waivers, agreements, acknowledgments, guarantees, releases, discharges, certifications, affirmations, reaffirmations, undertakings, approvals, admissions, and assumptions executed or undertaken by the Buyer under or in connection with this Agreement, any document executed in connection herewith, or the transaction described herein, and the right to enjoy any and all limitations upon the representations, warranties, agreements, obligations, responsibilities, and liabilities of the “Sellers” under this Agreement). Buyer further agrees that in the event of any such reassignment, then such Seller(s) shall have any and all of the rights, privileges, and remedies against or with respect to Buyer as would exist if the assignment (by such Seller(s) to the Qualified Intermediary) referred to in Section 14.4 had never been made.

ARTICLE 15

INDEMNITIES

15.1. Fore’s and Tower’s Indemnity. Fore and Tower agree to indemnify and hold harmless Buyer from and against: (i) any amounts due or reimbursable to any tenant(s) or subtenant(s), if any, arising from an act or omission prior to Closing, (ii) any expense, debt, obligation or liability of Seller with respect to any vendors, suppliers or service providers with respect to the Property and/or the ownership and operation of the Property prior to the Closing to the extent such expense, debt, obligation or liability is not reflected as a credit on the Closing Statement and is not an obligation of any tenants or subtenants or their agents, and (iii) any third party claim for injury to person or damage to property from any accident on the Property prior to Closing to the extent not subject to indemnification from a tenant or subtenant of the Property. Buyer acknowledges and agrees that it shall have no recourse against Sellers and that its sole recourse under this Agreement shall be against Fore and Tower, subject to the limitations and restrictions contained in Section 16.1 hereof. Buyer shall give Tower and Fore reasonably prompt notice of any claim of any third parties for any amounts described in this Section 15.1. Fore and Tower agree to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Buyer or its agents in the enforcement of this indemnification, and Fore and Tower shall have the right to assume the defense of any such claims for so long as the following is true and remains true: (i) Fore and Tower acknowledge to Buyer, in writing, full responsibility for the liability with respect thereto; (ii) Fore and Tower hire outside counsel reasonably acceptable to Buyer and Buyer’s insurer to represent Buyer; and (iii) Fore and Tower keep Buyer (and Buyer’s insurer) informed with regard to the matter and provide them with copies of any correspondence, court pleadings, etc.

15.2. Buyer’s Indemnity. Buyer agrees to indemnify and hold harmless Sellers from and against any losses, costs, claims, liabilities, damages and expenses, based on any act or omission occurring after the Closing Date, in connection with ownership of the Property, which Sellers may suffer or incur as a result of a liability, obligation, debt, contract, or other commitment. Such agreement by Buyer to so indemnify, defend and hold Sellers harmless shall be null and void except to the extent that, within one year of the Closing Date, Sellers have actually incurred such damage and Buyer has received notice from Sellers pursuant to the Section hereof entitled “Notices” referring to this Section and specifying the amount, nature and facts underlying any claim being made by Sellers hereunder.

ARTICLE 16

MISCELLANEOUS

16.1. Survival of Representations, Covenants, and Obligations. Except as otherwise expressly provided herein, the representations, covenants, indemnities or obligations contained herein made by Fore and Tower or Buyer shall survive Closing for a period of twelve (12) months from the Closing Date. Fore and Tower will each be liable for half of any claim under the Purchase Agreement, the Bill of Sale and Assignment, the Assignment and Assumption of Leases, and the Assignment and Assumption of Contracts and Other Obligations, up to an aggregate amount for all claims under this Agreement, the purchase agreement for the Additional Building and the Bills of Sale, the Assignment and Assumption of Leases and Assignment and the Assignments and Assumption of Contracts and Other Obligations in connection with the Property and the Additional Building of Seven Million Dollars ($7,000,000) each. Tower agrees to retain 100% ownership of that certain real estate property known as 625 Barclay Boulevard located in Lincolnshire, Illinois, with a maximum allowable lien amount of $500,000.00, for a period of time equal to one year from the Closing Date.

16.2. Attorneys’ Fees. In the event of any litigation between the parties hereto concerning the terms hereof, the losing party shall pay the reasonable attorney’s fees and costs incurred by the prevailing party in connection with such litigation, including appeals.

16.3. Publicity. Buyer and Sellers agree that in no event shall the Purchase Price for the Property be publicly disclosed at any time either prior to or post Closing, except by mutual written consent. Neither party will publicly advertise or announce the facts of the sale of the Property, except by mutual written consent, until after the Closing. In no event will either party advertise or announce the terms of this Agreement, except by mutual written consent.

16.4. Captions. The Section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

16.5. Waiver. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

16.6. Time. Time is of the essence with regard to each provision of this Agreement. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday, or banking holiday, then the time of that period shall be deemed extended to the next day which is not a Saturday, Sunday, or banking holiday. All time periods expiring on a specific date or period herein shall be deemed to expire at 5:00 p.m. Central Standard Time on such specific date or period.

16.7. Controlling Law. This Agreement shall be construed in accordance with the laws of the state in which the Property is located.

16.8. Severability. If any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Agreement invalid or unenforceable, and the remaining provisions hereof shall remain in full force and effect so long as the contractual intent of the parties can be realized.

16.9 Intentionally Omitted.

16.10. Construction. Buyer and Sellers agree that each party and its counsel (if applicable) have reviewed, and if necessary, revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits, or schedules hereto.

16.11. Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one agreement.

16.12. Amendments. This Agreement may be amended only by a written instrument executed by Buyer and Sellers.

16.13. Automatic Termination. This Agreement shall be null and void, ab initio, unless it is fully executed by Buyer, Sellers, and Escrowholder, with a fully executed counterpart delivered to each, prior to July 29, 2005.

16.14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

16.15. Waiver of Trial by Jury. Buyer and Sellers expressly waive any right to trial by jury of any claim, demand, action, or cause of action arising under, in connection with or incident to, this Agreement and any and all supplements executed pursuant hereto, whether in contract, tort or otherwise, and agree and consent that any such claim, demand, action, or cause of action, shall be decided by court trial without a jury.

16.16. Entire Agreement. This written Agreement constitutes the entire and complete agreement between the parties hereto and supersedes any prior oral or written agreements between the parties with respect to the Property.

IN WITNESS WHEREOF, this Agreement has been executed as of the date written below.

SELLERS:	Lake D.G.R. Associates I, LLC, an Illinois limited liability company

	By:	Lake D.G.R. Associates, an Illinois general partnership, member

By:
		Name:	Donald L. Asher
Title:

Clinton Industries, L.L.C., an Illinois limited liability company

By:
Name:	Gerard M. Kenny
Title:

L.L.L. Partnership, LLC, an Illinois limited liability company

By:
Name:	Charles R. Lamphere
Title:

FORE Holdings, LLC, an Illinois limited liability company

By:
Name:
Title:

(signatures continued on next page)

(signatures continued from previous page)

SOLELY FOR THE LIMITED PURPOSES STATED HEREIN:

Tower Parkway Associates, L.L.C., an Illinois limited liability company

By:	Lake D.G.R. Associates, an Illinois general partnership, member

By:
	Name:	Donald L. Asher
Title:

By:	Clinton Industries, L.L.C., an Illinois limited liability company, member

By:
	Name:	Gerard M. Kenny
Title:

By:	L.L.L. Partnership, LLC, an Illinois limited liability company, member

By:
	Name:	Charles R. Lamphere
Title:

Date:                                 , 2005

(signatures continued on next page)

(signatures continued from previous page)

BUYER:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

	By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
		Its:	Managing Director

Date:                                 , 2005

RECEIPT BY ESCROWHOLDER

First American Title Insurance Company shall serve as Escrowholder pursuant to the terms and provisions of that certain Real Estate Purchase and Sale Agreement between The Northwestern Mutual Life Insurance Company and Overlook Associates, (the “Agreement”), and hereby acknowledges receipt of a fully executed copy of the Agreement and the Earnest Money referred to therein in the sum of                     . Escrowholder, on behalf of First American Title Insurance Company, agrees to accept, hold, apply and/or return such Earnest Money, and disburse any funds received pursuant to the provisions of the Agreement, and otherwise comply with the obligations of Escrowholder as set forth in the Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Its:

Date of receipt:                          , 2005

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EXHIBIT A

After Recording Return to: Robin Miller (N16WC) c/o The Northwestern Mutual Life Ins. Co. 720 E. Wisconsin Ave. Milwaukee, WI 53211 SPECIAL WARRANTY DEED
(Space Above This Line for Recording Data)

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made this          day of                     , 2005, between                                                  , of                             ,                             ,                             , as GRANTOR(S), and                                                  , of                             , as GRANTEE(S).

The Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, conveyed and confirmed, and by this Special Warranty Deed does GRANT, BARGAIN, SELL, CONVEY and CONFIRM to the Grantees, his/her/their successors and assigns forever, the following described real estate situated in the County of Lake, in the State of Illinois (“real estate”):

SEE SCHEDULE 1 ATTACHED HERETO FOR LEGAL DESCRIPTION AND SUBJECT TO THE PERMITTED EXCEPTIONS ATTACHED TO THIS INSTRUMENT AS SCHEDULE 2

1

Permanent Real Estate Index No.:	_____________________________
Address of Property:	_____________________________
_____________________________

Together with any and all hereditaments and appurtenances belonging or pertaining to the real estate, and the reversion and reversions, remainder and remainders, rents, issues and profits of the real estate, and all the estate, right, title, interest, claim or demand of the Grantor, either in law or equity, of, in and to the real estate, with the hereditaments and appurtenances:

TO HAVE AND TO HOLD the real estate, with the appurtenances, unto the Grantee(s), his/her/their heirs and assigns forever.

And the Grantor for itself, and its successors, does covenant, promise and agree, to and with the Grantee/s, and its assigns, that the Grantor has not done, or suffered to be done, anything whereby the real estate is, or may be, in any manner encumbered or charged, except as recited in this Special Warranty Deed; and that the real estate, against all persons lawfully claiming, or to claim the same, by, through or under Grantor but not otherwise, Grantor WILL WARRANT AND DEFEND, SUBJECT TO : the Permitted Exceptions attached to this instrument as Schedule 2.

IN WITNESS WHEREOF, the said Grantor has executed this Special Warranty Deed the day and year first above written.

2

STATE OF ILLINOIS	)
) ss.
COUNTY OF	)

I, the undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that                                                              , personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that     he     signed, sealed and delivered the said instrument as              free and voluntary act, for the uses and purposes therein set forth, including the release and waiver of the right of homestead.

Given under my hand and official seal, this          day of                     , 2005.

Notary Public

My Commission expires:

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SCHEDULE 1

LEGAL DESCRIPTION

TWO OVERLOOK POINT

(TRACT 1)

AN UNDIVIDED NINE AND 80/100 PERCENT (9.8%) TENANCY-IN-COMMON INTEREST IN AND TO LOT 2 IN LINCOLNSHIRE CORPORATE CENTER FIFTEENTH RESUBDIVISION, BEING A RESUBDIVISION OF LOTS 31, 32 AND A PORTION OF LOT 33 IN LINCOLNSHIRE CORPORATE CENTER AND LOT 3 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3 IN THE SOUTHEAST ¼ OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 8, 1989 AS DOCUMENT 2858680, IN LAKE COUNTY, ILLINOIS.

Permanent Real Estate Index No.:	15-22-403-024
Address of Property:	Two Overlook Point Lincolnshire, Illinois 60069

THREE OVERLOOK POINT

(TRACT 2)

AN UNDIVIDED NINE AND 80/100 PERCENT (9.8%) TENANCY-IN-COMMON INTEREST IN AND TO LOT 1 IN LINCOLNSHIRE CORPORATE CENTER FIFTEENTH RESUBDIVISION, BEING A RESUBDIVISION OF LOTS 31, 32 AND A PORTION OF LOT 33 IN LINCOLNSHIRE CORPORATE CENTER AND LOT 3 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3 IN THE SOUTHEAST ¼ OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 8, 1989 AS DOCUMENT 2858680, IN LAKE COUNTY, ILLINOIS.

Permanent Real Estate Index No.:	15-22-403-023
Address of Property:	Three Overlook Point
Lincolnshire, Illinois 60069

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SCHEDULE 2

PERMITTED EXCEPTIONS

(I) covenants, conditions and restrictions of record;

(II) party wall rights,

(III) real estate taxes not yet due and payable;

(IV) applicable zoning and building laws or ordinances;

(V) reciprocal easements for the use of driveways and/or sidewalks between the real estate and adjacent property;

(VI) acts done or suffered by Grantee, or anyone claiming, by, through, or under Grantee;

(VII) liens and other matters as to which the Title Insurer commits to insure Grantee against loss or damage; and

(VIII) OTHER PERMITTED ENCUMBRANCE, all as listed below:

SCHEDULE 2 (continued)

PERMITTED EXCEPTIONS

THE FOLLOWING EXCEPTIONS AFFECT TRACT 1 AND TRACT 2:

1.	General taxes for the final installment for the year 2004 and all of the year 2005 and subsequent years, none of which are due or payable.

2.	The insurance of each easement shown in Schedule A of this policy is subject to the terms, conditions, restrictions, and provisions contained in the document creating each easement.

THE FOLLOWING EXCEPTIONS AFFECT TRACT 1 (AND NOT TRACT 2):

3.	Easements, building lines, and notations created by and shown on The plat of subdivision for Lincolnshire Corporate Center recorded as Document Number 2102385, as described below:

(a) building line 35 feet easterly of the westerly line of the land (also shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680);

(b) easement for public utilities and drainage over the westerly 10 feet of the land (also shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680);

5

(c) easement for water detention (affects southerly portion of the west 482.67 feet of the land) (also shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680);

(d) notations as follow:

[i] “This subdivision is subject to any and all additional easements, covenants, conditions, and restrictions per the declaration of Lincolnshire Corporate Center Owners Association.”

[ii] “Easement over and under Platted Easement Areas to the Illinois Bell Telephone Company, The Commonwealth Edison Company, North Shore Gas Company and The Village of Lincolnshire, and their respective successors and assigns, to install, lay, construct, renew, operate, maintain, conduits, cables, wires, sewers, pipes, surface and subsurface drainage and watermains, underground with all necessary manholes, water valves and other equipment for the purpose of serving the said Real Estate with telephone, communications, electric, sewer, gas, water service, drainage and other municipal services, also the right to enter upon the said Real Estate at all times to install, lay, construct, renew, operate and maintain within the said Real Estate said conduits, cables, wires, manholes, water valves, pipes, surface and subsurface drainage and other equipment. The right of ingress and egress over, upon through said Real Estate for emergency vehicles of any and all types, for any purpose whatever, no permanent building shall hereafter be placed on the said easement as determined but the same may be used for gardens, shrubs, landscaping and such other purposes that then and later do not unreasonably interfere with the uses or the rights herein granted as reserved and granted on the Plat Lincolnshire Corporate Center Subdivision recorded as Document 2102385 and depicted on said plat over the westerly 10 feet of said lots.”

4.	Easement in, upon, under, over and along the land to install and maintain all equipment for the purpose of serving the land and other property with telephone and electric service, together with right of access to said equipment as created by grant to The Commonwealth Edison Company and Illinois Bell Telephone Company recorded October 2, 1986 as Document 2489793 (and as shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680).

(Affects the East 10 feet of Parcel 1 Tract 1 and a 5-feet by 10-feet area near the Southeast corner of Parcel 1 Tract 1)

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5.	Easement in favor of The Commonwealth Edison Company, and its respective successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the Right of Access to said Equipment, and the provisions relating thereto contained in the grant recorded April 16, 1990 as Document No. 2895850, affecting that portion of the land as located and depicted on Exhibit A attached to said instrument.

(Affects the southerly 10 feet of the East 571.64 feet of the land and the southwest 20 feet of the east 571.64 feet of the land)

6.	Terms, provisions, and easements for ingress and egress, as well as for public and municipal utility and drainage contained in Easement for Common Driveway dated August 8, 1991, and recorded August 12, 1991, as Document 3050741 by and between American National Bank and Trust Company of Chicago, as Trustee under Trust Number 108281-01, and American National Bank and Trust Company of Chicago, as Trustee under Trust Number 109810-01.

(Affects the northerly portion of Parcel 1 of Tract 1)

7.	Terms, provisions, and easements for storm water and ingress and egress over a portion of the land, as delineated on and granted by Plat of Easement recorded March 14, 1991, as Document 2998463.

8.	Terms, provisions, covenants, conditions, restrictions, and easements contained in the Declaration of Protective Covenants, Conditions and Restrictions by Tower Parkway Associates, an Illinois general partnership, dated July 1, 1985, and recorded October 3, 1985, as Document 2388877 and amended by instrument recorded May 19, 1989, as Document 2793929.

Note: By instrument recorded May 19, 1989, as Document 2793939 American National Bank as trustee under Trust No. 108281-01 was assigned all rights and powers as declarant under the declaration.

Said easements, conditions, and restrictions are described as follows:

(A) All lots, exclusive of driveways, sidewalks, parking areas, patios and plazas, shall be seeded or sodded with blue grass predominant grass seed or sod mixtures and underground law sprinkling systems shall be installed at a minimum of all front yards and corner side yards.

7

(B) In all lots, shade trees of not less that three (3) inches in diameter shall be installed in the front yard area, one for every forty (40) lineal feet of lot frontage, with recommendation that the trees be grouped in clusters.

(C) In all lots, parking areas adjacent to a street shall be screened from the streets by landscaped berms, hedges or plantings.

(D) In all lots, the required landscaped Buffer Strip that is around the perimeter of the lot, where adjacent to a parking area, shall have installed in said Buffer Strip at least one Shade Tree of not less than three (3) inches in diameter for every forty (40) lineal feet of adjacent parking area.

(E) All lawn sprinkler shall be conducted in accordance with the applicable ordinance of The Village of Lincolnshire.

(F) Landscaping as approved by the declarant shall be installed within 180 days from the date of occupancy or substantial completion of the building, whichever date first occurs, unless the “Declarant” shall approve in writing another final date of Landscape Installation. For building built for speculative purposes, substantial completion shall mean that date on which the exterior walls and proof have been installed.

(G) Blanket, perpetual, non-exclusive common area maintenance easements for ingress and egress over, under, across, in, and upon the Lincolnshire Corporate Center Unit III, Lincolnshire, Illinois.

9.	Terms, covenants, restrictions, and conditions contained in the Ordinance Annexing Lincolnshire Corporate Center Unit III, recorded October 3, 1985, as Document 2388874.

10.	Terms, provisions, covenants, conditions, restrictions, and easements (ingress and egress for common area maintenance) contained in the Declaration of Protective Covenants made by Northgate Investment, Inc., an Illinois corporation, dated August 1, 1981 and recorded September 1, 1981 as Document 2129169 and amended by Instrument recorded as Document 2142234; and as affected by Supplemental Declaration to Declaration of Protective Covenants for Lincolnshire Corporate Center, dated July 22, 2005, and recorded July , 2005, as Document Number .

Note: Said instrument contain no forfeiture or reversion clause.

8

11.	Covenants, Conditions and Restrictions contained in the Instrument made by Chicagoland Airport, Inc., dated April 30, 1969 and recorded June 13, 1969 as Document 1425098.

Note: Said instrument contains no forfeiture or reversion clause.

12.	Provisions contained in the Deed from General Dynamics Corporation, to Chicagoland Airport, Inc., dated April 30, 1969 and recorded June 6, 1969 as Document 1424187 as follows: “Grantee in further consideration of the conveyance of The Real Estate hereinabove described and by acceptance of this Deed does hereby forever covenant and agree that it shall not build or construct a runaway for Aircraft on the land use or operate, or permit to be used or operated any part of The Real Estate hereinabove describes as a runaway or as the glide path approach for a runaway East of a line beginning at a point located on the North line of the southeast quarter of said Section 22 which point of beginning is 50 feet East of the northwest corner of the southeast quarter of said Section 22; thence southerly to a point located on the South boundary of the land which point is 335 feet East of the southwest corner of The Real Estate hereinabove described. The foregoing covenant shall be deemed to be a covenant running with the land and shall be binding upon Grantee, its successors and assigns, being owners of The Real Estate falling in Sections 22 and 27 and lying East and adjoining the land.”

Note: Said Instrument contains no forfeiture or revisions clause.

13.	Easements, building lines, and notations created in and shown on the plat of subdivision for Lincolnshire Corporate Center Unit 3 recorded as Document Number 2388875 and shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680, as described below:

(a) building line 50 feet westerly of the easterly line of the land;

(b) notations as follow:

[i] “This subdivision is subject to any and all additional easements, covenants, conditions, and restrictions per the declaration of Lincolnshire Corporate Center Owners Association.”

[ii] “An Easement is hereby reserved and granted over under Platted Easement Areas to Illinois Bell Telephone Company, Commonwealth Edison Company, North Shore Gas Company and the Village of Lincolnshire, Lake County, Illinois, and either respective successors and assigns, to install, lay, construct, renew,

9

operate, maintain, conduits, cables, wires, sewers, pipes, surface and subsurface drainage and watermains, underground, with all necessary manholes, water valves and other equipment for the purpose of serving the said Real Estate with telephone, communications, electric, sewer, gas, water services, drainage, and other municipal services, also there is hereby granted the right to upon the said Real Estate at all times to install, lay construct, renew, operate and maintain within the said Real Estate said conduits, cables, wires, manholes, water valves, pipes, surface and subsurface drainage, and other equipment; The right of ingress and egress is hereby granted over, upon and through the said Real Estate for emergency vehicles of any and all types, for any purpose whatever, no permanent building shall hereafter be placed on the said Easement, as determined, but the same may be used for gardens, shrubs, landscaping and such other purposes that then and later do not unreasonably interfere with the uses or the rights herein granted.”

14.	Terms, provisions, and conditions contained in the instrument entitled “Recapture Agreement—Sanitary Sewer System—Lincolnshire Corporate Center Units I, II & III,” recorded June 1, 1989, as Document 2797286 by and between The Village of Lincolnshire, Northgate Investment, Inc., an Illinois corporation, and Tower Parkway Associates, an Illinois general partnership; except that as of January 1, 1997, property owners of the land within the recapture area (including the land described in this policy) were “no longer . . . liable for payment of any additional fees” pursuant to said recapture agreement.

15.	Easements for pedestrian and vehicular ingress and egress over portions of Lot 2 in Lincolnshire Corporate Center Fifteenth Resubdivision, as defined therein, as created by Easement and Operating Agreement dated November 6, 1995, and recorded November 14, 1995, as Document 3748934, as well as the terms, provisions, and conditions contained therein.

16.	Easement in favor of the Commonwealth Edison Company, and its/their respective successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the right of access to said equipment, and the provisions relating thereto contained in the Grant recorded January 24, 1997 as Document No. 3924681 over that portion of the land as located and depicted on Exhibit A attached to said Instrument.

17.

Easement in favor of The Commonwealth Edison Company, and its respective successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the Right of Access to said Equipment, and the provisions relating thereto contained in the grant recorded April 6, 1987 as Document No. 2552418, affecting that portion of the land

10

as located and depicted on Exhibit A attached to said instrument (and as shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680).

(Affects the southerly portion of Parcel 1 of Tract 1)

18.	Rights of tenants under existing unrecorded leases, which are listed on the attached rent roll (noted as the rent roll for “Two Overlook Point”).

THE FOLLOWING EXCEPTIONS AFFECT TRACT 2 (AND NOT TRACT 1):

19.	Memorandum of lease made by and between American National Bank and Trust Company of Chicago, as trustee under trust agreement dated November 6, 1989 and known as trust number 109810-09 and Hewitt Associates, L.L.C., dated December 1, 1989 and recorded January 16, 1990 as document 2869828 and the terms and conditions contained therein.

20.	Terms, provisions, covenants, conditions, restrictions, and easements contained in the Declaration of Protective Covenants, Conditions and Restrictions by Tower Parkway Associates, an Illinois general partnership, dated July 1, 1985, and recorded October 3, 1985, as Document 2388877 and amended by instrument recorded May 19, 1989, as Document 2793929.

Note: By instrument recorded May 19, 1989, as Document 2793939 American National Bank as trustee under Trust No. 108281-01 was assigned all rights and powers as declarant under the declaration.

Said easements, conditions, and restrictions are described as follows:

(A) All lots, exclusive of driveways, sidewalks, parking areas, patios and plazas, shall be seeded or sodded with blue grass predominant grass seed or sod mixtures and underground law sprinkling systems shall be installed at a minimum of all front yards and corner side yards.

(B) In all lots, shade trees of not less that three (3) inches in diameter shall be installed in the front yard area, one for every forty (40) lineal feet of lot frontage, with recommendation that the trees be grouped in clusters.

(C) In all lots, parking areas adjacent to a street shall be screened from the streets by landscaped berms, hedges or plantings.

11

(D) In all lots, the required landscaped Buffer Strip that is around the perimeter of the lot, where adjacent to a parking area, shall have installed in said Buffer Strip at least one Shade Tree of not less than three (3) inches in diameter for every forty (40) lineal feet of adjacent parking area.

(E) All lawn sprinkler shall be conducted in accordance with the applicable ordinance of The Village of Lincolnshire.

(F) Landscaping as approved by the declarant shall be installed within 180 days from the date of occupancy or substantial completion of the building, whichever date first occurs, unless the “Declarant” shall approve in writing another final date of Landscape Installation. For building built for speculative purposes, substantial completion shall mean that date on which the exterior walls and proof have been installed.

(G) Blanket, perpetual, non-exclusive common area maintenance easements for ingress and egress over, under, across, in, and upon the Lincolnshire Corporate Center Unit III, Lincolnshire, Illinois.

21.	Easement in, upon, under, over and along the land to install and maintain all equipment for the purpose of serving the land and other property with telephone and electric service, together with right of access to said equipment as created by grant to The Commonwealth Edison Company and Illinois Bell Telephone Company recorded October 2, 1986 as Document 2489793 (and as shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680).

(Affects the East 10 feet of the land)

22.	Terms, covenants, restrictions, and conditions contained in the Ordinance Annexing Lincolnshire Corporate Center Unit III, recorded October 3, 1985, as Document 2388874.

23.	Easements, building lines, and notations created by and shown on the plat of subdivision for Lincolnshire Corporate Center recorded as Document Number 2102385, as described below:

(a) building line 35 feet easterly of the westerly line of the land (also shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680);

12

(b) easement for public utilities and drainage over the westerly 10 feet of the land (also shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680);

(c) notations as follow:

[i] “This subdivision is subject to any and all additional easements, covenants, conditions, and restrictions per the declaration of Lincolnshire Corporate Center Owners Association.”

[ii] “Easement over and under Platted Easement Areas to the Illinois Bell Telephone Company, The Commonwealth Edison Company, North Shore Gas Company and The Village of Lincolnshire, and their respective successors and assigns, to install, lay, construct, renew, operate, maintain, conduits, cables, wires, sewers, pipes, surface and subsurface drainage and watermains, underground with all necessary manholes, water valves and other equipment for the purpose of serving the said Real Estate with telephone, communications, electric, sewer, gas, water service, drainage and other municipal services, also the right to enter upon the said Real Estate at all times to install, lay, construct, renew, operate and maintain within the said Real Estate said conduits, cables, wires, manholes, water valves, pipes, surface and subsurface drainage and other equipment. The right of ingress and egress over, upon through said Real Estate for emergency vehicles of any and all types, for any purpose whatever, no permanent building shall hereafter be placed on the said easement as determined but the same may be used for gardens, shrubs, landscaping and such other purposes that then and later do not unreasonably interfere with the uses or the rights herein granted as reserved and granted on the Plat Lincolnshire Corporate Center Subdivision recorded as Document 2102385 and depicted on said plat over the westerly 10 feet of said lots.”

24.	Easements, building lines, and notations created by and shown on the plat of subdivision for Lincolnshire Corporate Center Unit 3 recorded as Document Number 2388875 and shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680, as described below:

(a) building line 50 feet southerly of the northerly line of an easterly portion of the land;

(b) building line 50 feet westerly of the easterly line of the land;

13

(c) notations as follow:

[i] “This subdivision is subject to any and all additional easements, covenants, conditions, and restrictions per the declaration of Lincolnshire Corporate Center Owners Association.”

[ii] “An Easement is hereby reserved and granted over under Platted Easement Areas to Illinois Bell Telephone Company, Commonwealth Edison Company, North Shore Gas Company and the Village of Lincolnshire, Lake County, Illinois, and either respective successors and assigns, to install, lay, construct, renew, operate, maintain, conduits, cables, wires, sewers, pipes, surface and subsurface drainage and watermains, underground, with all necessary manholes, water valves and other equipment for the purpose of serving the said Real Estate with telephone, communications, electric, sewer, gas, water services, drainage, and other municipal services, also there is hereby granted the right to upon the said Real Estate at all times to install, lay construct, renew, operate and maintain within the said Real Estate said conduits, cables, wires, manholes, water valves, pipes, surface and subsurface drainage, and other equipment; The right of ingress and egress is hereby granted over, upon and through the said Real Estate for emergency vehicles of any and all types, for any purpose whatever, no permanent building shall hereafter be placed on the said Easement, as determined, but the same may be used for gardens, shrubs, landscaping and such other purposes that then and later do not unreasonably interfere with the uses or the rights herein granted.”

25.	Terms, provisions, covenants, conditions, restrictions, and easements (ingress and egress for common area maintenance) contained in the Declaration of Protective Covenants made by Northgate Investment, Inc., an Illinois corporation, dated August 1, 1981 and recorded September 1, 1981 as Document 2129169 and amended by Instrument recorded as Document 2142234; and as affected by Supplemental Declaration to Declaration of Protective Covenants for Lincolnshire Corporate Center, dated July 22, 2005, and recorded July _____, 2005, as Document Number __________.

Note: Said instrument contain no forfeiture or reversion clause.

26.	Covenants, Conditions and restrictions contained in the Instrument made by Chicagoland Airport, Inc., dated April 30, 1969 and recorded June 13, 1969 as Document 1425098.

NOTE: Said Instrument contains no forfeiture or reversion clause.

27.	Provisions contained in the Deed from General Dynamics Corporation, to Chicagoland Airport, Inc., dated April 30, 1969 and recorded June 6, 1969 as

14

Document 1424187 as follows: “Granted in further consideration of the conveyance of the Real Estate hereinabove described and by acceptance of this Deed does hereby forever covenant and agree that it shall not build or construct a runway for Aircraft on the Land nor use or operate, or permit to be used or operated any part of the real estate hereinabove described as a runway or as the glide path approach for a runway East of a said Section 22 which point of beginning is 50 feet East of the Northwest corner of the Southeast Quarter of said Section 22; thence Southerly to a point located on the South boundary of the land which point is 335 feet East of the Southwest corner of the real estate hereinabove described. The foregoing covenant shall be deemed to be a covenant running with the land and shall be binding upon Grantee, its successors and assigns, and shall be for the benefit of the Grantor herein, its successors and assigns, being owners of the real estate falling in Section 22 and 27 and lying East and adjoining the land.

NOTE: Said Instrument contains no forfeiture or reversion Clause.

28.	Terms, provisions, and conditions contained in the instrument entitled “Recapture Agreement—Sanitary Sewer System—Lincolnshire Corporate Center Units I, II & III,” recorded June 1, 1989, as Document 2797286 by and between The Village of Lincolnshire, Northgate Investment, Inc., an Illinois corporation, and Tower Parkway Associates, an Illinois general partnership; except that as of January 1, 1997, property owners of the land within the recapture area (including the land described in this policy) were “no longer . . . liable for payment of any additional fees” pursuant to said recapture agreement.

29.	Right of the Commonwealth Edison Company, a Corporation of Illinois, its successors and assigns, the right, permission and authority to construct, lay, maintain, etc., underground conduits, cables, etc., with right of access thereto for the maintenance thereof, in, upon, under and along that portion of the land herein as declined on and as Granted by Instrument dated June 13, 1990 and recorded July 31, 1990 as Document 2929996.

30.	Terms, provisions, and easements for storm water, public water, and ingress and egress over a portion of the land, as delineated on and granted by Plat of Easement recorded March 14, 1991, as Document 2998463.

31.

Terms, provisions, and easements for ingress and egress, as well as for public and municipal utility and drainage contained in Easement for Common Driveway dated August 8, 1991, and recorded August 12, 1991, as Document 3050741 by and between American National Bank and Trust Company of Chicago, as Trustee under Trust Number 108281-01, and American National Bank and Trust Company of

15

Chicago, as Trustee under Trust Number 109810-01.

(Affects the southerly portion of Parcel 1 of Tract 2)

32.	Easements for pedestrian and vehicular ingress and egress and maintenance over portions of Lot 1 in Lincolnshire Corporate Center Fifteenth Resubdivision, as defined therein, as created by Easement and Operating Agreement dated November 6, 1995, and recorded November 14, 1995, as Document 3748934, as well as the terms, provisions, and conditions contained therein.

33.	Terms and Provisions contained in the Maintenance and hold harmless covenant between the Village of Lincolnshire and Hewett Associates LLC, dated May 26, 1998 and recorded July 13, 1998 as Document 4162266.

34.	Building line 50 feet southerly of the northerly line of a westerly portion of the land as created by and shown on the plat of Lincolnshire Corporate Center Fifteenth Resubdivision recorded as Document Number 2858680.

35.	Rights of tenants under existing unrecorded leases, which are listed on the attached rent roll (noted as the rent roll for “Three Overlook Point”).

16

EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF LEASES

TWO AND THREE OVERLOOK POINT

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made and entered into as of this      day of July, 2005 by and between FORE HOLDINGS L.L.C., an Illinois limited liability company (“FORE”), CLINTON INDUSTRIES L.L.C., an Illinois limited liability company (“CLINTON”), L.L.L. PARTNERSHIP, LLC, an Illinois limited liability company (“LLL”) and LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company (“DGR”) (FORE, CLINTON, LLL and DGR, collectively, the “Assignors”) and NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (the “Assignee”).

I.

RECITALS

A. Assignors as Seller, and Assignee as Buyer, entered into that certain Real Estate Purchase Agreement (the “Agreement”) dated July             , 2005, for the purchase and sale of the real estate commonly known as TWO OVERLOOK POINT and THREE OVERLOOK POINT, LINCOLNSHIRE CORPORATE CENTER, LINCOLNSHIRE, ILLINOIS, which is legally described in Schedule 1 attached hereto and incorporated herein (the “Property”).

B. Assignors desires to assign and Assignees desire to assume, the rights, duties, obligations, and liabilities of Assignors, as landlord under the lease described on Schedule 2 attached hereto and incorporated herein (the “Lease”).

NOW, THEREFORE, in consideration of the recitals set forth above, which are the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subject to the terms, covenants, conditions, and provisions of the Lease and this Assignment, FORE hereby transfers, conveys and assigns to Assignee, its successors and assigns, an undivided fifty-one percent (51%) interest in its right, title, and interest as landlord in, to and under the Lease, and the security deposits under the Lease.

2. Subject to the terms, covenants, conditions, and provisions of the Lease and this Assignment, CLINTON hereby transfers, conveys and assigns to Assignee, its successors and assigns, an undivided twenty-nine and 40/100 percent (29.4%) interest in its right, title, and interest as landlord in, to and under the Lease, and the security deposits under the Lease.

3. Subject to the terms, covenants, conditions, and provisions of the Lease and this Assignment, LLL hereby transfers, conveys and assigns to Assignee, its successors and assigns, an undivided nine and 80/100 percent (9.8%) interest in its right, title, and interest as landlord in, to and under the Lease, and the security deposits under the Lease.

4. Subject to the terms, covenants, conditions, and provisions of the Lease and this Assignment, DGR hereby transfers, conveys and assigns to Assignee, its successors and assigns, an undivided nine and 80/100 percent (9.8%) interest in its right, title, and interest as landlord in, to and under the Lease, and the security deposits under the Lease.

5. Assignee hereby accepts the transfer, conveyance, and assignment of the Leases from Assignors and, assume all rights, duties, obligations, and liabilities of Assignors under the Leases as of the date hereof.

6. As provided in Section 16.1 of the Agreement, Fore and Tower Parkway Associates L.L.C. hereby agree to indemnify, defend, and hold Assignee harmless from any cost, claim, liability, damage, or expense (including reasonable attorney’s fees and costs) arising from any cause of action whatsoever relating to the Leases if and to the extent that cost, claim, liability, damage, or expense relates to acts or omissions occurring prior to the date of this Assignment, and subject to the provisions of Section 16.1 of the Agreement.

7. Assignee hereby agrees to indemnify, defend, and hold Assignors harmless from any cost, claim, liability, damage, or expense (including attorneys’ fees and costs) arising from any cause of action whatsoever relating to the Leases if and to the extent that cost, claim, liability, damage, or expense relates to acts or omissions occurring after the date of this Assignment.

8. This Assignment shall be binding upon and shall inure to the benefit of Assignors, Assignee, and their respective legal representatives, heirs, successors, and assigns.

9. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

18

IN WITNESS WHEREOF, Assignors and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNORS:

FORE HOLDINGS L.L.C., an Illinois limited liability company

By:
Name:
Title:

L.L.L. Partnership, LLC, an Illinois limited liability company

By:
Name:	Charles R. Lamphere
Its:	Member

Clinton Industries L.L.C., an Illinois limited liability company

By:
Name:	Gerard M. Kenny
Its:	Authorized Member

Lake D.G.R. Associates I, LLC, an Illinois limited liability company

By:	Lake D.G.R. Associates, an Illinois general partnership, Member

By:
	Name:	Donald L. Asher
	Its:	Partner

[Signatures Continued on Next Page]

19

[Signatures Continued from Prior Page]

ASSIGNEE:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
Name:
	Its:	Managing Director

20

SCHEDULE 1

LEGAL DESCRIPTION

TWO OVERLOOK POINT

(TRACT 1)

AN UNDIVIDED NINE AND 80/100 PERCENT (9.8%) TENANCY-IN-COMMON INTEREST IN AND TO LOT 2 IN LINCOLNSHIRE CORPORATE CENTER FIFTEENTH RESUBDIVISION, BEING A RESUBDIVISION OF LOTS 31, 32 AND A PORTION OF LOT 33 IN LINCOLNSHIRE CORPORATE CENTER AND LOT 3 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3 IN THE SOUTHEAST ¼ OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 8, 1989 AS DOCUMENT 2858680, IN LAKE COUNTY, ILLINOIS.

Permanent Real Estate Index No.:	15-22-403-024
Address of Property:	Two Overlook Point
Lincolnshire, Illinois 60069

THREE OVERLOOK POINT

(TRACT 2)

AN UNDIVIDED NINE AND 80/100 PERCENT (9.8%) TENANCY-IN-COMMON INTEREST IN AND TO LOT 1 IN LINCOLNSHIRE CORPORATE CENTER FIFTEENTH RESUBDIVISION, BEING A RESUBDIVISION OF LOTS 31, 32 AND A PORTION OF LOT 33 IN LINCOLNSHIRE CORPORATE CENTER AND LOT 3 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3 IN THE SOUTHEAST ¼ OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 8, 1989 AS DOCUMENT 2858680, IN LAKE COUNTY, ILLINOIS.

Permanent Real Estate Index No.:	15-22-403-023
Address of Property:	Three Overlook Point
Lincolnshire, Illinois 60069

21

SCHEDULE 2

TENANT LEASES

Two Overlook	Tenant	Lease Term
Entire Building	Hewitt Associates LLC	3/1/97 – 2/28/17

Three Overlook	Tenant	Lease Term
Entire Building	Hewitt Associates LLC	5/1/91 – 2/18/17

22

EXHIBIT C

EXISTING ENVIRONMENTAL REPORTS

“Environmental Site Assessment, Two Overlook Point”, dated 10/5/95, prepared by Nova Environmental Services, Inc.

“Addendum Environmental Site Assessment, Two Overlook Point”, dated 10/31/95, prepared by Nova Environmental Services, Inc.

“Environmental Site Assessment, Three Overlook Point Office Building”, dated 11/13/01, prepared by Terracon.

1

EXHIBIT D

“FIRPTA” Affidavit

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                     , the undersigned hereby certifies the following on behalf                     .

1.	_________________ is a ______________ and is not a foreign

________________;

2.	_______________’s U.S. employer identification number is

_______________; and

3.	________________ office address is ________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of                     .

Dated: ______________, 2005	By:

Its:

1

EXHIBIT E

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT is made as of the        day of         , 2005, FORE HOLDINGS L.L.C., an Illinois limited liability company (“FORE”), CLINTON INDUSTRIES L.L.C., an Illinois limited liability company (“CLINTON”), L.L.L. PARTNERSHIP, LLC, an Illinois limited liability company (“LLL”) and LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company (“DGR”) (FORE, CLINTON, LLL and DGR, collectively, the “Sellers”) to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Buyer”).

WITNESSETH:

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged:

A. FORE hereby sells and conveys unto Buyer, its successors and assigns, an undivided fifty-one percent (51%) interest in all of the tangible personal property which is owned by Seller and located at the premises described on Schedule 1 attached hereto (the “Premises”).

B. CLINTON hereby sells and conveys unto Buyer, its successors and assigns, an undivided twenty-nine and 40/100 percent (29.4%) interest in all of the tangible personal property which is owned by Seller and located at the Premises.

C. LLL hereby sells and conveys unto Buyer, its successors and assigns, an undivided nine and 80/100 percent (9.8%) interest in all of the tangible personal property which is owned by Seller and located at the Premises.

D. DGR hereby sells and conveys unto Buyer, its successors and assigns, an undivided nine and 80/100 percent (9.8%) interest in all of the tangible personal property which is owned by Seller and located at the Premises.

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever. Sellers do hereby covenant and agree with Buyer that Sellers are the lawful owner of said tangible personal property, that the same is free from all encumbrances and that Sellers have good right to sell the interest in the same as aforesaid. ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

E. Sellers hereby assign to Buyer all of their right, title, and interest, if any, in and to all existing and transferable licenses, permits, approvals, certificates, and agreements with or from all boards, agencies and departments, governmental or otherwise, relating, directly or indirectly, to the ownership, use, operation, and maintenance of the Premises, heretofore issued or executed, together with all renewals, extensions, and amendments thereto and thereof (collectively, the “Licenses”).

F. Sellers represent and warrants that:

(a) they have the right, power, and authority to execute and deliver this Bill of Sale and Assignment.

(b) it has made no prior assignment of the Licenses.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

2

IN WITNESS WHEREOF, Sellers have executed this Bill of Sale and Assignment as of the day and year first hereinabove written.

FORE HOLDINGS L.L.C., an Illinois limited liability company

By:
Name:
Title:

CLINTON INDUSTRIES L.L.C., an Illinois limited liability company

By:
Name:	Gerard M. Kenny
Its:	Member

LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company

By:	Lake D.G.R. Associates, an Illinois general partnership, Member

By:
	Name:	Donald L. Asher
	Title:	Partner

L.L.L. Partnership, LLC, an Illinois limited liability company,

By:
Name:	Charles R. Lamphere
Title:	Member

1

SCHEDULE 1

LEGAL DESCRIPTION

TWO OVERLOOK POINT

(TRACT 1)

AN UNDIVIDED NINE AND 80/100 PERCENT (9.8%) TENANCY-IN-COMMON INTEREST IN AND TO LOT 2 IN LINCOLNSHIRE CORPORATE CENTER FIFTEENTH RESUBDIVISION, BEING A RESUBDIVISION OF LOTS 31, 32 AND A PORTION OF LOT 33 IN LINCOLNSHIRE CORPORATE CENTER AND LOT 3 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3 IN THE SOUTHEAST ¼ OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 8, 1989 AS DOCUMENT 2858680, IN LAKE COUNTY, ILLINOIS.

Permanent Real Estate Index No.:	15-22-403-024
Address of Property:	Two Overlook Point
Lincolnshire, Illinois 60069

THREE OVERLOOK POINT

(TRACT 2)

AN UNDIVIDED NINE AND 80/100 PERCENT (9.8%) TENANCY-IN-COMMON INTEREST IN AND TO LOT 1 IN LINCOLNSHIRE CORPORATE CENTER FIFTEENTH RESUBDIVISION, BEING A RESUBDIVISION OF LOTS 31, 32 AND A PORTION OF LOT 33 IN LINCOLNSHIRE CORPORATE CENTER AND LOT 3 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3 IN THE SOUTHEAST ¼ OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 8, 1989 AS DOCUMENT 2858680, IN LAKE COUNTY, ILLINOIS.

Permanent Real Estate Index No.:	15-22-403-023
Address of Property:	Three Overlook Point
Lincolnshire, Illinois 60069

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EXHIBIT F

FORE’S AND TOWER’S CERTIFICATE OF REAFFIRMATION OF

REPRESENTATIONS

THIS CERTIFICATE (this “Certificate”) is made this              day of                 , 2005, by FORE HOLDINGS L.L.C. (“Fore”) and TOWER PARKWAY ASSOCIATES L.L.C. (“Tower”), in favor of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, (“Buyer”).

WITNESSETH:

WHEREAS, Fore, Clinton Industries, L.L.C. Lake D.G.R. Associates I, LLC and L.L.L. Partnership, LLC and Buyer entered into that certain Real Estate Purchase Agreement dated                              (the “Agreement”), with respect to the purchase and sale of property located in                                  described therein; and

WHEREAS, the Agreement provides that all of the representations, warranties, and covenants of Fore and Tower in the Agreement shall be reaffirmed by Fore and Tower at Closing.

NOW, THEREFORE, for good and valuable consideration, Fore and Tower hereby certify to Buyer as follows:

Fore and Tower hereby reaffirm as of the date hereof, that all of Fore’s and Tower’s representations, warranties, and covenants set forth in Section 3.1 of the Agreement, were true, correct, and complete on the date of the Agreement, and remain true, correct, and complete on the date hereof, without exception or {except as set forth on Exhibit A attached hereto and made a part hereof}.

IN WITNESS WHEREOF, this Certificate has been executed under seal by the duly authorized representative of Sellers on the day and year first above written.

FORE Holdings, LLC, an Illinois limited liability company

By:

Name:

Title:

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Tower Parkway Associates, L.L.C., an Illinois limited liability company

By:	Lake D.G.R. Associates, an Illinois general partnership, member

By:
	Name:	Donald L. Asher
Title:

By:	Clinton Industries, an Illinois general partnership, member

By:
	Name:	Gerard M. Kenny
Title:

By:	L.L.L. Partnership, LLC, an Illinois limited liability company, member

By:
	Name:	Charles R. Lamphere
Title:

2

EXHIBIT G

BUYER’S CERTIFICATE OF REAFFIRMATION OF REPRESENTATIONS

THIS CERTIFICATE (this “Certificate”) is made this              day of                     , 2005, by THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, (“Buyer”), in favor of                      (“Sellers”).

WITNESSETH:

WHEREAS, Sellers and Buyer entered into that certain Real Estate Purchase Agreement dated             , 2005 (the “Agreement”), with respect to the purchase and sale of property located in                                          described therein (the “Property”); and

WHEREAS, the Agreement provides that all of the representations, warranties, and covenants of Buyer in the Agreement shall be reaffirmed by Buyer at Closing.

NOW, THEREFORE, for good and valuable consideration, Buyer hereby certifies to Sellers as follows:

Buyer hereby reaffirms as of the date hereof, that all of Buyer’s representations, warranties, and covenants set forth in Section 3.2 of the Agreement, were true, correct, and complete on the date of the Agreement, and remain true, correct, and complete on the date hereof, without exception

IN WITNESS WHEREOF, this Certificate has been executed under seal by the duly authorized representative of Buyer the day and year first above written.

BUYER:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

	By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
Name:
		Its:	Managing Director

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EXHIBIT H

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

AND OTHER OBLIGATIONS

THIS ASSIGNMENT is made this      day of                     , 2005 by and between FORE HOLDINGS L.L.C., an Illinois limited liability company (“FORE”), CLINTON INDUSTRIES L.L.C., an Illinois limited liability company (“Clinton”), L.L.L. PARTNERSHIP, LLC, an Illinois limited liability company (“LLL”) and LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company (“DGR”; collectively with Fore, Clinton and LLL referred to herein as “Assignors”) and The Northwestern Mutual Life Insurance Company (“Assignee”):

RECITALS

A. Assignors as Seller, and Assignee as Buyer, entered into that certain Real Estate Purchase Agreement (the “Agreement”) dated July         , 2005, for the purchase and sale of the real estate commonly known as TWO OVERLOOK POINT and THREE OVERLOOK POINT, LINCOLNSHIRE CORPORATE CENTER, LINCOLNSHIRE, ILLINOIS (the “Property”).

B. Assignor and/or Assignor’s property manager has entered into certain service, maintenance, and other contracts or agreements (“Contracts”) related to the Property.

C. Assignors desire to assign to Assignee, and Assignee desires to acquire, Assignors’ interests, if any, under the Contracts, and all the rights thereunder, to be effective upon the date hereof.

AGREEMENT

1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignors hereby assign, sell, transfer, set over, and deliver to Assignee, their right, title, and interest, if any, in and to the Contracts.

2. In order to induce Assignors to execute and deliver this instrument and to assign the interest hereby conveyed, if any, Assignee hereby assumes and agrees to perform the obligations of the owner of the Property, if any, contained in the Contracts, as of and after the date hereof.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Assignors and Assignee have executed these presents as of the day and year first hereinabove written.

ASSIGNORS:

FORE Holdings L.L.C., an Illinois limited liability company

By:
Name:
Title:

L.L.L. Partnership, LLC, an Illinois limited liability company

By:
Name:	Charles R. Lamphere
Its:	Member

Clinton Industries L.L.C., an Illinois limited liability company

By:
Name:	Gerard M. Kenny
Its:	Authorized Member

Lake D.G.R. Associates I, LLC, an Illinois limited liability company

By:	Lake D.G.R. Associates, an Illinois general partnership, Member

By:
	Name:	Donald L. Asher
	Its:	Partner

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

Assignee:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
Name:
	Its:	Managing Director

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EXHIBIT I

ACCEPTANCE NOTICE

                                    , 2005

Attention:

Dear                         :

This is to advise you that after inspecting the Property described in the Real Estate Purchase Agreement dated                     , 2005, (the “Agreement”), between                      as Sellers, and The Northwestern Mutual Life Insurance Company as Buyer, Buyer waives its right under Section 6.4 of the Agreement to terminate the Agreement and will proceed to Closing, subject to the satisfaction of the other conditions to Closing set forth in the Agreement.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
Name:
	Its:	Managing Director

cc:	First American Title Insurance Company

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EXHIBIT J

Minimum Standard

Detail Requirements

for

ALTA/ACSM

Land Title Surveys

as adopted by

American Land Title Association

American Congress on Surveying & Mapping

National Society of Professional Surveyors

1999

5

MINIMUM STANDARD DETAIL REQUIREMENTS for

ALTA/ACSM LAND TITLE SURVEYS

as adopted by

American Land Title Association

American Congress on Surveying & Mapping

and

National Society of Professional Surveyors

6

It is recognized that members of the American Land Title Association (ALTA) have specific needs, peculiar to title insurance matters, which require particular information for acceptance by title insurance companies when said companies are asked to insure title to land without exceptions as to the many matters which might be discoverable from survey and inspection and not be evidenced by the public records. In the general interest of the public, the surveying profession, title insurers and abstracters, ALTA, the American Congress on Surveying and Mapping (ACSM) and the National Society of Professional Surveyors, Inc. (NSPS) jointly promulgate and set forth such details and criteria for standards. It is understood that local variations may require local adjustments to suit local situations, and often must be applied. It is recognized that title insurance companies are entitled to rely on the survey furnished to them being of the appropriate professional quality, both as to completeness and as to accuracy. It is equally recognized that for the performance of a survey, the surveyor will be provided with appropriate data which can be relied upon in the preparation of the survey.

For a survey of real property and the plat or map of the survey to be acceptable to a title insurance company for purposes of insuring title to said real property free and clear of survey matters (except those matters disclosed by the survey and indicated on the plat or map), certain specific and pertinent information shall be presented for the distinct and clear understanding between the client (insured), the title insurance company (insurer), and the surveyor (the person professionally responsible for the survey).

These requirements are:

1. The client shall request the survey or arrange for the survey to be requested and shall provide a written authorization to proceed with the survey from the person responsible for paying for the survey. Unless specifically authorized in writing by the insurer, the insurer shall not be responsible for any costs associated with the preparation of the survey. The request shall specify that an “ALTA/ACSM LAND TITLE SURVEY” is required, meeting the then-current accuracy standards jointly adopted by ALTA, ACSM and NSPS. The request shall also designate which of the optional items listed in Table A are to be incorporated. The request shall set forth the record description of the property. Complete copies of the record description of the property, any record easements benefitting the property, the record easements or servitudes and covenants affecting the property (“Record Documents”), documents of record referred to in the Record Documents, and any other documents containing desired appropriate information affecting the property being surveyed and to which the survey shall make reference shall be provided to the surveyor for notation on the plat or map of survey.

2. The plat or map of such survey shall bear the name, address, telephone number, and signature of the professional land surveyor who made the survey, his or her official seal and registration number, the date the survey was completed and the dates of all revisions, and the caption “ALTA/ACSM Land Title Survey” with the certification set forth in paragraph 8.

3. An “ALTA/ACSM LAND TITLE SURVEY” shall be in accordance with the then-current “Accuracy Standards for Land Title Surveys” (“Accuracy Standards”) as adopted, from time to time, by the American Congress on Surveying and Mapping, the National Society of Professional Surveyors, and the American Land Title Association and incorporated herein by reference.

4. On the plat or map of an “ALTA/ACSM LAND TITLE SURVEY,” the survey boundary shall be drawn to a convenient scale, with that scale clearly indicated. A graphic scale, shown in feet or meters or both, shall be included. A north arrow shall be shown and when practicable, the plat or map of survey shall be oriented so that north is at the top of the drawing. Symbols or abbreviations used shall be identified on the face of the plat or map by use of a legend or other means. If necessary for clarity, supplementary or exaggerated diagrams shall be presented accurately on the plat or map. The plat or map shall be a minimum size of 8 ½ by 11 inches.

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5. The survey shall be performed on the ground and the plat or map of an “ALTA/ ACSM LAND TITLE SURVEY” shall contain, in addition to the required items already specified above, the following applicable information:

(a)	All data necessary to indicate the mathematical dimensions and relationships of the boundary represented, with angles given directly or by bearings, and with the length and radius of each curve, together with elements necessary to mathematically define each curve. The point of beginning of the surveyor’s description shall be shown as well as the remote point of beginning if different. A bearing base shall refer to some well-fixed bearing line, so that the bearings may be easily re-established. All bearings around the boundary shall read in a clockwise direction wherever possible. The North arrow shall be referenced to its bearing base and should that bearing base differ from record title, that difference shall be noted.

(b)	When record bearings or angles or distances differ from measured bearings, angles or distances, both the record and measured bearings, angles, and distances shall be clearly indicated. If the record description fails to form a mathematically closed figure, the surveyor shall so indicate.

(c)	Measured and record distances from corners of parcels surveyed to the nearest right-of-way lines of streets in urban or suburban areas, together with recovered lot corners and evidence of lot corners, shall be noted. The distances to the nearest intersecting street shall be indicated and verified. Names and widths of streets and highways abutting the property surveyed and widths of rights of way shall be given. Any use contrary to the above shall be noted. Observable evidence of access (or lack thereof) to such abutting streets or highways shall be indicated. Observable evidence of private roads shall be so indicated. Streets abutting the premises, which have been described in Record Documents, but not physically opened, shall be shown and so noted.

(d)	The identifying titles of all recorded plats, filed maps, right of way maps, or similar documents which the survey represents, wholly or in part, shall be shown with their appropriate recording data, filing dates and map numbers, and the lot, block, and section numbers or letters of the surveyed premises. For non-platted adjoining land, names, and recording data identifying adjoining owners as they appear of record shall be shown. For platted adjoining land, the recording data of the subdivision plat shall be shown. The survey shall indicate platted setback or building restriction lines which have been recorded in subdivision plats or which appear in a Record Document which has been delivered to the surveyor. Contiguity, gores, and overlaps along the exterior boundaries of the surveyed premises, where ascertainable from field evidence or Record Documents, or interior to those exterior boundaries, shall be clearly indicated or noted. Where only a part of a recorded lot or parcel is included in the survey, the balance of the lot or parcel shall be indicated.

(e)	All evidence of monuments shall be shown and noted to indicate which were found and which were placed. All evidence of monuments found beyond the surveyed premises on which establishment of the corners of the surveyed premises are dependent, and their application related to the survey shall be indicated.

(f)	The character of any and all evidence of possession shall be stated and the location of such evidence carefully given in relation to both the measured boundary lines and those established by the record. An absence of notation on the survey shall be presumptive of no observable evidence of possession.

(g)	The location of all buildings upon the plot or parcel shall be shown and their locations defined by measurements perpendicular to the boundaries. If there are no buildings erected on the property being surveyed, the plat or map shall bear the statement, “No buildings.” Proper street numbers shall be shown where available.

(h)

All easements evidenced by a Record Document which have been delivered to the surveyor shall be shown, both those burdening and those benefitting the property surveyed, indicating recording information. If such an easement cannot be located, a note to this effect shall be included. Observable evidence of easements and/or servitudes of all kinds, such as those created by roads; rights-of-way; water courses; drains; telephone, telegraph, or electric lines; water, sewer, oil or gas pipelines on or across the surveyed property and on adjoining properties if they appear to affect the

2

surveyed property, shall be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not observable at the time the present survey is made, such lack of observable evidence shall be noted. Surface indications, if any, of underground easements and/or servitudes shall also be shown.

(i)	The character and location of all walls, buildings, fences, and other visible improvements within five feet of each side of the boundary lines shall be noted. Without expressing a legal opinion, physical evidence of all encroaching structural appurtenances and projections, such as fire escapes, bay windows, windows and doors that open out, flue pipes, stoops, eaves, cornices, areaways, steps, trim, etc., by or on adjoining property or on abutting streets, on any easement or over setback lines shown by Record Documents shall be indicated with the extent of such encroachment or projection. If the client wishes to have additional information with regard to appurtenances such as whether or not such appurtenances are independent, division, or party walls and are plumb, the client will assume the responsibility of obtaining such permissions as are necessary for the surveyor to enter upon the properties to make such determinations.

(j)	Driveways and alleys on or crossing the property must be shown. Where there is evidence of use by other than the occupants of the property, the surveyor must so indicate on the plat or map. Where driveways or alleys on adjoining properties encroach, in whole or in part, on the property being surveyed, the surveyor must so indicate on the plat or map with appropriate measurements.

(k)	As accurately as the evidence permits, the location of cemeteries and burial grounds (i) disclosed in the process of researching title to the premises or (ii) observed in the process of performing the field work for the survey, shall be shown.

(l)	Ponds, lakes, springs, or rivers bordering on or running through the premises being surveyed shall be shown.

6. As a minimum requirement, the surveyor shall furnish two sets of prints of the plat or map of survey to the title insurance company or the client. If the plat or map of survey consists of more than one sheet, the sheets shall be numbered, the total number of sheets indicated and match lines be shown on each sheet. The prints shall be on durable and dimensionally stable material of a quality standard acceptable to the title insurance company. At least two copies of the boundary description prepared from the survey shall be similarly furnished by the surveyor and shall be on the face of the plat or map of survey, if practicable, or otherwise attached to and incorporated in the plat or map. Reference to date of the “ALTA/ACSM LAND TITLE SURVEY,” surveyor’s file number (if any), political subdivision, section, township and range, along with appropriate aliquot parts thereof, and similar information shown on the plat or map of survey shall be included with the boundary description.

7. Water boundaries necessarily are subject to change due to erosion or accretion by tidal action or the flow of rivers and streams. A realignment of water bodies may also occur due to many reasons such as deliberate cutting and filling of bordering lands or by avulsion. Recorded surveys of natural water boundaries are not relied upon by title insurers for location of title.

When a property to be surveyed for title insurance purposes contains a natural water boundary, the surveyor shall measure the location of the boundary according to appropriate surveying methods and note on the plat or map the date of the measurement and the caveat that the boundary is subject to change due to natural causes and that it may or may not represent the actual location of the limit of title. When the surveyor is aware of changes in such boundaries, the extent of those changes shall be identified.

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8. When the surveyor has met all of the minimum standard detail requirements for an ALTA/ACSM Land Title Survey, the following certification shall be made on the plat:

To (name of client), (name of lender, if known), (name of title insurance company, if known), (name of others as instructed by client):

This is to certify that this map or plat and the survey on which it is based were made in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM and NSPS in 1999, and includes Items              of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA, NSPS, and ACSM and in effect on the date of this certification, undersigned further certifies that [Surveyor to complete certificate with the appropriate ONE of the following three phrases]

•	the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.

•	the survey measurements were made in accordance with the “Minimum Angle, Distance, and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”

•	proper field procedures, instrumentation, and adequate survey personnel were employed in order to achieve results comparable to those outlined in the “Minimum Angle, Distance, and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”

Date:

(signed)	(seal)

                 Registration No.

Adopted by the American Land Title Association on October 6, 1999.

Adopted by the Board of Direction, American Congress on Surveying and Mapping on October 20, 1999.

Adopted by the Board of Directors, National Society of Professional Surveyors on October 19, 1999.

American Land Title Association, 1828 L St., N.W., Suite 705, Washington, D.C. 20036.

American Congress on Surveying and Mapping, 5410 Grosvenor Lane, Bethesda, MD 20814.

National Society of Professional Surveyors, 5410 Grosvenor Lane, Bethesda, MD 20814.

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TABLE A

OPTIONAL SURVEY RESPONSIBILITIES AND SPECIFICATIONS

FOR AS-BUILT SURVEY

NOTE: The items of Table A must be negotiated between the surveyor and client. It may be necessary for the surveyor to qualify or expand upon the description of these items, e.g. in reference to Item 6, there may be a need for an interpretation of a restriction. The surveyor cannot make a certification on the basis of an interpretation.

If indicated by “As-Built” the following optional items are to be included in the ALTA/ACSM LAND TITLE AS-BUILT SURVEY:

1.	Not Required	Monuments placed (or a reference monument or witness to the corner) at all major corners of the boundary of the property, unless already marked or referenced by an existing monument or witness to the corner.

2.	As-Built	Vicinity map showing the property surveyed in reference to nearby highway(s) or major street intersection(s).

3.	As-Built	Flood zone designation (with proper annotation based on Federal Flood Insurance Rate Maps or the state or local equivalent, by scaled map location and graphic plotting only.)

4.	As-Built	Land area.

5.	Not Required	Contours and the datum of the elevations.

6.	As-Built	Identify and show if possible, setback, height, and floor space area restrictions of record or disclosed by applicable zoning or building codes (in addition to those recorded in subdivision maps). If none, so state.

7.	As-Built	(a) Exterior perimeter dimensions of all buildings at ground level

	As-Built	(b) Square footage of:

	As-Built	(1) exterior footprint of all buildings at ground level

	Not Required	(2) gross floor area of all buildings; or

	Not Required	(3) other areas to be defined by the client

	As-Built	(c) Measured height of all buildings above grade at a defined location. If no defined location is provided, the point of measurement shall be shown.

8.	As-Built	Substantial, visible improvements (in addition to buildings) such as signs, parking areas or structures, swimming pools, etc.

9.	As-Built	Parking areas and, if striped, the striping and the type (e.g. accessible, motorcycle, regular, etc.) and number of parking spaces.

5

10.	As-Built	Indication of access to a public way such as curb cuts and driveways.

11.	As Built	Location of utilities (representative examples of which are shown below) existing on or serving the surveyed property as determined by:

	As-Built	(a) Observed evidence:

• railroad tracks and sidings;

• manholes, catch basins, valve vaults or other surface indications of subterranean uses;

•      wires and cables (including their function) crossing the surveyed premises, all poles on or within ten feet of the surveyed premises, and the dimensions of all crosswires or overhangs affecting the surveyed premises; and

• utility company installations on the surveyed premises.

	Not Required	(b) Observed evidence together with plans and markings provided by client, utility companies, and other appropriate sources (with reference as to the source of information)

12.	Not Required	Governmental Agency survey-related requirements as specified by the client.

13.	As-Built	Names of adjoining owners of platted lands.

14.	As-Built	Observable evidence of earth moving work, building construction or building additions within recent months.

15.	Not Required	Any changes in street right of way lines either completed or proposed, and available from the controlling jurisdiction. Observable evidence of recent street or sidewalk construction or repairs.

16.	Not Required	Observable evidence of site use as a solid waste dump, sump or sanitary landfill.

17.	As-Built	Distance of buildings to property lines, adjacent buildings, setbacks or easements when adjacent to same.

18.	As-Built	Depict all wetland areas based on existing Army Corps. of Engineers maps.

19.	As-Built	Number of stories of each building

20.	As-Built	Finish floor elevation at lowest habitable level of each building if building is located in a flood zone.

21.	As-Built	For multi-building properties such as apartments, the reference number of each building as indicated on site plan

6

22.	As-Built	Number of parking spaces required in order to comply with local zoning requirements.

Items 17-22 are additional items required by The Northwestern Mutual Life Insurance Company.

7

EXHIBIT K

TENANT ESTOPPEL CERTIFICATE

RE:	Lease dated (“Lease”) between (“Landlord”) and (“Tenant”) in the building known as (the “Property”).

The Tenant hereby certifies to Landlord, and to (“                    ”), a prospective purchaser of the Property, and its lenders, (collectively “Buyer”), that the following information with respect to the Lease is true and correct and will be relied upon by Buyer in making its decision to purchase the Property:

1. The Lease is in full force and effect and has not been modified or amended except as specifically set forth in Paragraph 4 below. There are no other agreements, understandings, contracts, or commitments of any kind whatsoever in respect of the Lease, except as expressly provided in the Lease or in any amendment or supplement set forth below.

2. The Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Tenant and asserts no claim against the Landlord under the Lease in regard to the operation or maintenance of the Property. There is no default by Landlord under the Lease and all commitments made to induce Tenant to enter into the Lease have been satisfied.

3. All fixed minimum rental has been paid to the end of the current calendar month, which is                 , 2005, and no rent under the Lease has been paid more than one month in advance of its due date unless as modified by Paragraph No. 10 below regarding security deposits.

4. Dates of any Lease amendments or modifications: ___________________________.

5. Current annual fixed minimum rental:                             .

6. Lease Commencement Date:                                              .

7. Lease termination date:                                                  .

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8. The Lease contains no option to renew, first right of refusal, option to expand, or option to terminate, except as follows:                                              .

9. The Tenant has not assigned, transferred, or hypothecated its interest under the Lease, except as follows:                                     .

10. Tenant is using the Property only for those purposes specifically permitted under the Lease.

11. Landlord is holding Tenant’s security deposit of $                            .

12. Tenant is not in default under the Lease nor is there any condition, or any event which has occurred, which, with the passage of time or the giving of notice or both, would constitute a default or breach under the Lease. Tenant is currently not in bankruptcy.

13. Tenant is current in the payment of any taxes, utilities, or other charges required to be paid by the undersigned, and there exists no dispute relative to any such amounts.

14. The improvements and space required to be furnished according to the Lease have been duly delivered by Landlord and accepted by Tenant. Under the terms of the Lease, Landlord has no obligation to provide any additional tenant improvements to the Property.

15. The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

Dated:                     , 2005

TENANT:

By:

Name:

Its:

2

EXHIBIT L

EXCEPTIONS TO FORE’S AND TOWER’S REPRESENTATIONS AND

WARRANTIES

The Exceptions to the Representations and Warranties made under Section 3.1 of the Agreement are as follows:

Exceptions Regarding Section 3.1(a):	Notice of violations issued by Lincolnshire Riverwoods Protection District:

dated May 16, 2005 (with respect to Two Overlook Point); and

dated May 27, 2005 (with respect to Three Overlook Point),

a copy of each of which have been delivered to Buyer.

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EXHIBIT M

LIST OF CONTRACTS

Two Overlook Point

Contracts	Other
A&J Sewer Service	roof warranty from Carlisle Syntec Incorporated
Anderson Pest Control	(expires January 2, 2007)
Door Systems
Dynamic Door Service, Inc.
E&A Maintenance Group, Inc.
E&A Window Cleaning, Inc.
EHMS
E.W. Olson Roofing, Inc.
ILT Vignocchi
Kimco Corporation
Knox Swan & Dog LLC
Otis Elevator Company
Patten Power Systems
SimplexGrinnell
United States Fire Protection, Inc.

(Signatures Continued on Next Page)

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(Signatures Continued from Prior Page)

EXHIBIT M

LIST OF CONTRACTS

(CONT.)

Three Overlook Point

Contracts

A&J Sewer Service

Anderson Pest Control

Door Systems

Dynamic Door Service, Inc.

E&A Maintenance Group, Inc.

E&A Window Cleaning, Inc.

EHMS

E.W. Olson Roofing, Inc.

ILT Vignocchi

Kimco Corporation

Knox Swan & Dog LLC

Otis Elevator Company

Patten Power Systems

SimplexGrinnell

United States Fire Protection, Inc.

Waste Management

5